AMENDED AND RESTATED AGENCY AGREEMENT

10 MAY 2019

EQUINOR ASA
as Issuer

and

EQUINOR ENERGY AS
as Guarantor

THE BANK OF NEW YORK MELLON
as Agent

and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH
as Paying Agent

in respect of a
€20,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

ALLEN & OVERY

Allen & Overy LLP

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AMENDED AND RESTATED AGENCY AGREEMENT

in respect of a
€20,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on 10 May 2019

BETWEEN:

(1) EQUINOR ASA of Forusbeen 50, N-4035 Stavanger, Norway in its capacity as an issuer of Notes under the Programme (the Issuer);

(2) EQUINOR ENERGY AS of Forusbeen 50, N-4035 Stavanger, Norway (the Guarantor);

(3) THE BANK OF NEW YORK MELLON of One Canada Square, London E14 5AL (the Agent, which expression shall include any successor agent appointed in accordance with clause 21); and

(4) THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH of Vertigo Building - Polaris, 2-4 rue, Eugène Ruppert, L-2453 Luxembourg (together with the Agent, the Paying Agents, which expression shall include any additional or successor paying agent appointed in accordance with clause 21 and Paying Agent shall mean any of the Paying Agents).

WHEREAS:

(A) The parties hereto entered into an amended and restated Agency Agreement (the Previous Agency Agreement) dated 27 April 2018 in respect of a U.S.$20,000,000,000 Euro Medium Term Note Programme (the Programme).

(B) The legal name of the Issuer changed from Statoil ASA to Equinor ASA with effect from 15 May 2018 and the legal name of the Guarantor changed from Statoil Petroleum AS to Equinor Energy AS with effect from 15 May 2018.

(C) The parties hereto wish to make certain modifications to the Previous Agency Agreement.

(D) The Issuer and the Guarantor have entered into an amended and restated programme agreement (as modified and/or restated and/or supplemented from time to time, the Programme Agreement) dated 10 May 2019 with the Dealers named therein pursuant to which the Issuer may issue Euro Medium Term Notes (the Notes) in an aggregate nominal amount of up to €20,000,000,000 (or its equivalent in other currencies) under the Programme.

(E) Each issue of Notes (other than VPS Notes) will be initially represented by a temporary global Note exchangeable in whole or in part for definitive Notes or for a permanent global Note which will be exchangeable as described therein for definitive Notes.

IT IS HEREBY AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Terms and expressions defined in the Programme Agreement or the Notes or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise or unless otherwise stated.

4

1.2 Without prejudice to the foregoing:

Authorised Person means any person who is designated in writing by the Issuer from time to time to give Instructions to the Agent under the terms of this Agreement;

CGN means a Temporary Global Note in the form set out in Part 1 of Schedule 2 or a Permanent Global Note in the form set out in Part 2 of Schedule 2, in either case where the applicable Final Terms specify that the Notes are not in New Global Note form;

Clearstream, Luxembourg means Clearstream Banking S.A.;

Code means the U.S. Internal Revenue Code of 1986, as amended;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer as completed by the Final Terms applicable to the Notes of the relevant Series;

Coupon means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(a) if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 4A of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer; or

(b) if appertaining to a Floating Rate Note, in the form or substantially in the form set out in Part 4B of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer; or

(c) if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note, in such form as may be agreed between the Issuer, the Agent and the relevant Dealer,

and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 10;

Couponholders means the several persons who are for the time being holders of the Coupons and shall, unless the context otherwise requires, include the holders of the Talons;

Deed of Covenant means the deed of covenant, as modified and/or restated and/or supplemented from time to time, dated 10 May 2019, substantially in the form set out in Schedule 3, executed as a deed by the Issuer in favour of certain accountholders with Euroclear and Clearstream, Luxembourg;

Deed Poll means any Deed Poll as defined in Condition 15 the form of which is set out in Schedule 6 hereto;

Definitive Note means a definitive Note issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer in exchange for either a Temporary Global Note or a Permanent Global Note (all as indicated in the applicable Final Terms), such definitive Note being in the form or substantially in the form set out in Part 3 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Agent and the relevant Dealer and having the Conditions endorsed

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thereon or, if permitted by the relevant authority or authorities, incorporating the Conditions by reference and having the applicable Final Terms (or the relevant provisions thereof) either endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Talons attached thereto on issue;

Distribution Compliance Period has the meaning given to such term in Regulation S under the Securities Act;

Euroclear means Euroclear Bank S.A./N.V.;

Eurosystem-eligible NGN means an NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

FATCA Withholding means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer (as indicated in the applicable Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable in respect of such period or on such date(s) as may be agreed between the Issuer and the relevant Dealer (as indicated in the applicable Final Terms);

Global Note means a Temporary Global Note and/or a Permanent Global Note, as applicable;

Grandfathering Date means the date that is six months after the date on which final regulations defining the term “foreign passthru payment” are filed with the Federal Register;

Guarantee means the Deed of Guarantee, as modified and/or restated and/or supplemented from time to time, executed by the Guarantor on 10 May 2019 in respect of the Programme;

Instructions means any written notices, directions or instructions received by the Agent from an Authorised Person or from a person reasonably believed by the Agent to be an Authorised Person;

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

Issue Date means the date of issue and purchase of a Note, in each case pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer, being in the case of any Permanent Global Note or Definitive Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Maturity Date means, in relation to a Note, the date on which it is expressed to be redeemable;

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NGN means a Temporary Global Note in the form set out in Part 1 of Schedule 2 or a Permanent Global Note in the form set out in Part 2 of Schedule 2, in either case where the applicable Final Terms specify that the Notes are in New Global Note form;

Note means a note denominated in Australian Dollars, Canadian Dollars, Danish Kroner, Euro, Hong Kong Dollars, Japanese Yen, New Zealand Dollars, Norwegian Kroner, South African Rand, Sterling, Swedish Kronor, Swiss Francs, U.S. Dollars or such other currency or currencies as may be agreed between the Issuer and the relevant Dealer issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer and which shall initially be represented by, and comprised in, a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for either Definitive Notes or a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes (all as indicated in the applicable Final Terms) and includes any replacements for a Note issued pursuant to Condition 10;

Noteholders means the several persons who are for the time being holders of the Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note held on behalf of Euroclear and/or of Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes of such Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder, holder of Notes and related expressions shall be construed accordingly;

outstanding means, in relation to the Notes of any Series, all the Notes issued other than (a) those which have been redeemed in full in accordance with the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys wherefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein (and, where appropriate, notice has been given to the Noteholders of the relevant Series in accordance with Condition 13) and remain available for payment of the relevant Notes and/or Coupons, (c) those which have become void under the Conditions, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to the Conditions, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to the Conditions, (g) Temporary Global Notes to the extent that they shall have been duly exchanged for Permanent Global Notes and/or Definitive Notes and Permanent Global Notes to the extent that they shall have been duly exchanged for Definitive Notes, in each case pursuant to their respective provisions and (h) Temporary Global Notes and Permanent Global Notes which have become void in accordance with their terms (provided that at the Relevant Time (as defined in the Deed of Covenant) the Underlying Notes (as defined in the Deed of Covenant) will be deemed to be still outstanding) and,

PROVIDED THAT for each of the following purposes, namely:

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(i) the right to attend and vote at any meeting of the Noteholders or any of them, passing an Extraordinary Resolution (as defined in Schedule 4) in writing or an Extraordinary Resolution by way of electronic consents given through the relevant clearing systems as envisaged by Schedule 4; and

(ii) the determination of how many and which Notes are for the time being outstanding for the purposes of paragraphs 2, 5 and 6 of Schedule 4 hereto,

those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer or any of its respective Subsidiaries) for the benefit of the Issuer or any of its respective Subsidiaries shall (unless and until ceasing to be so held) be deemed not to be outstanding;

Participating FFI means a “participating FFI” as defined in US Treasury Regulations Section 1.1471-1(b)(91) (or any successor provision) or any other entity whose payments are subject to FATCA Withholding;

Permanent Global Note means a global note in the form or substantially in the form set out in Part 2 of Schedule 2 together with the copy of the applicable Final Terms attached thereto with such modifications (if any) as may be agreed between the Issuer, the Agent and the relevant Dealer, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes;

Put Notice means a notice in the form set out in Schedule 5;

Series means a Tranche of the Notes together with any further Tranche or Tranches of the Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series and holders of Notes of the relevant Series and related expressions shall be construed accordingly;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, a Definitive Note (other than a Zero Coupon Note), such talons being in the form or substantially in the form set out in Part 5 of Schedule 2 or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer and includes any replacements for Talons issued pursuant to Condition 10;

Temporary Global Note means a global note in the form or substantially in the form set out in Part 1 of Schedule 2 together with the copy of the applicable Final Terms attached thereto with such modifications (if any) as may be agreed between the Issuer, the Agent and the relevant Dealer, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer;

Tranche means all Notes with the same Issue Date and subject to the same Final Terms; and

Zero Coupon Note means a Note on which no interest is payable.

1.3  (a) Words denoting the singular number only shall include the plural number also and vice versa;

(b) words denoting one gender only shall include the other gender; and

(c) words denoting persons only shall include firms and corporations and vice versa.

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1.4 All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof to the extent not recoverable as an input.

1.5 All references in the Agreement to "the Guarantor" shall be deemed to be deleted in relation to Notes that do not have the benefit of the Guarantee.

1.6 For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions Notes, Noteholders, Coupons, Couponholders and Talons shall be construed accordingly.

1.7 All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Issuer under this Agreement shall have the meaning set out in Condition 5(e).

1.8 All references in this Agreement to the relevant currency shall be construed as references to the currency in which the relevant Notes and/or Coupons are denominated.

1.9 In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.

1.10 All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Programme Agreement, the Deed of Covenant, the Guarantee, the Procedures Memorandum, the Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.

1.11 Any references herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Issuer and the Agent or as otherwise specified in Part B of the applied Final Terms.

1.12 All references to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer's interest in the Notes.

1.13 As used herein, in relation to any Notes which are to have a "listing" or be "listed" (i) on the London Stock Exchange, listing and listed shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange's regulated market and (ii) on any other European Economic Area Stock Exchange, listing and listed shall be construed in a similar manner on or after the date on which the Prospective Directive is implemented in the relevant European Economic Area Member State.

1.14 This Agreement does not apply to the VPS Notes.

1.15 With effect from the date hereof, the provisions of the Previous Agency Agreement shall be amended and restated and shall take effect in the form set out in this Agency Agreement and all references to the Agency Agreement, this Agency Agreement, this Agreement, hereof, hereunder and expressions of similar import in this Agency Agreement shall be construed as references to the Previous Agency Agreement as so amended and restated. Any Notes issued on or after the date hereof shall be issued pursuant to this Agency Agreement. This does not affect any Notes issued prior to the date of this Agreement.

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2. APPOINTMENT OF AGENT AND PAYING AGENTS

2.1 The Agent is hereby appointed, and the Agent hereby agrees to act as issuing and paying agent of the Issuer and the Guarantor upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a) completing, authenticating and delivering Global Notes and (if required) completing, authenticating and delivering Definitive Notes;

(b) giving effectuation instructions in respect of each Global Note which is a Eurosystemeligible NGN;

(c) exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes, as the case may be, in accordance with the terms of Temporary Global Notes and, in respect of any such exchange, (i) making all notations on Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are NGNs;

(d) exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Permanent Global Notes and, in respect of any such exchange, (i) making all notations on Permanent Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Permanent Global Notes which are NGNs;

(e) paying sums due on Global Notes and Definitive Notes and Coupons and instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are NGNs;

(f) exchanging Talons for Coupons in accordance with the Conditions;

(g) determining the end of the Distribution Compliance Period applicable to each Tranche;

(h) arranging on behalf of the Issuer or, as the case may be, the Guarantor, for notices to be communicated to the Noteholders;

(i) ensuring that all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;

(j) subject to the Procedures Memorandum, submitting to the relevant authority or authorities such number of copies of each Final Terms which relates to Notes which are to be listed as the relevant authority or authorities may reasonably require;

(k) acting as Calculation Agent in respect of Notes where named as such in the relevant Final Terms; and

(l) performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

2.2 Each Paying Agent is hereby appointed as paying agent of the Issuer and the Guarantor, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes and Coupons and of performing all other obligations and duties imposed upon it by the Conditions and this Agreement. The obligations of the Paying Agents under this Agreement shall be several and not joint.

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2.3 In relation to each issue of Eurosystem-eligible NGNs, the Issuer hereby authorises and instructs the Agent to elect Euroclear and/or Clearstream, Luxembourg as common safekeeper. From time to time, the Issuer and the Agent may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Agent in respect of any such election made by it.

3. ISSUE OF TEMPORARY GLOBAL NOTES

3.1 Subject to subclause 3.2 below, following receipt of a faxed copy of the Final Terms signed by the Issuer and the Guarantor, the Issuer hereby authorises the Agent and the Agent hereby agrees to take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent will, inter alia, on behalf of the Issuer:

(a) prepare a Temporary Global Note by attaching a copy of the applicable Final Terms to a copy of the applicable master Temporary Global Note;

(b) authenticate such Temporary Global Note;

(c) deliver such Temporary Global Note to the specified common depositary (if the Temporary Global Note is a CGN) or specified common safekeeper (if the Temporary Global Note is an NGN) for Euroclear and Clearstream, Luxembourg and, in the case of a Temporary Global Note which is a Eurosystem-eligible NGN, to instruct the common safekeeper to effectuate the same;

(d) ensure that the Notes of each Tranche are assigned a common code and ISIN by Euroclear and Clearstream, Luxembourg which are different from the common code and ISIN assigned to Notes of any other Tranche of the same Series until at least the expiry of the applicable Distribution Compliance Period of such Tranche as notified by the Agent to the relevant Dealer; and

(e) if the Temporary Global Note is an NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes.

3.2 The Agent shall only be required to perform its obligations under 3.1 above if it holds:

(a) a master Temporary Global Note duly executed by a person or persons authorised to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing a Temporary Global Note in accordance with subclause 3.1(a); and

(b) a master Permanent Global Note duly executed by a person or persons authorised to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing a Permanent Global Note in accordance with clause 4 below.

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3.3 Where the Agent delivers any authenticated Global Note to a common safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Global Note has been effectuated.

4. DETERMINATION OF EXCHANGE DATE, ISSUE OF PERMANENT GLOBAL NOTES AND DEFINITIVE NOTES AND DETERMINATION OF END OF DISTRIBUTION COMPLIANCE PERIOD

4.1 (a) The Agent shall determine the Exchange Date for each Temporary Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the Issuer, the Guarantor, the relevant Dealer, Euroclear and Clearstream, Luxembourg.

(b) Where a Temporary Global Note is to be exchanged for a Permanent Global Note, the Agent is hereby authorised on behalf of the Issuer:

(i) in the case of the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in accordance with the terms of the Temporary Global Note applicable to such Tranche by attaching a copy of the applicable Final Terms to a copy of the applicable master Permanent Global Note;

(ii) in the case of the first Tranche of any Series of Notes, to authenticate such Permanent Global Note;

(iii) in the case of the first Tranche of any Series of Notes if the Permanent Global Note is a CGN, to deliver such Permanent Global Note to the common depositary which is holding the Temporary Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to hold on behalf of the Issuer pending its exchange for such Temporary Global Note;

(iv) in the case of the first Tranche of any Series of Notes if the Permanent Global Note is an NGN, to deliver the Permanent Global Note to the common safekeeper which is holding the Temporary Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to effectuate (in the case of a Permanent Global Note which is a Eurosystem-eligible NGN) and to hold on behalf of the Issuer pending its exchange for the Temporary Global Note;

(v) in the case of a subsequent Tranche of any Series of Notes if the Permanent Global Note is a CGN, by attaching a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series and entering details of any exchange in whole or part as aforesaid; and

(vi) in the case of a subsequent Tranche of any Series of Notes if the Permanent Global Note is an NGN, to deliver the applicable Final Terms to the specified common safekeeper for attachment to the Permanent Global Note applicable to the relevant Series.

4.2 (a) In the case of a Tranche in respect of which there is only one Dealer, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

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(b) In the case of a Tranche in respect of which there is more than one Dealer but is not issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such Dealer was completed.

(c) In the case of a Tranche issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(d) Forthwith upon determining the end of the Distribution Compliance Period in respect of any Tranche, the Agent shall notify such determination to the Issuer, the Guarantor Euroclear, Clearstream, Luxembourg and the relevant Dealer(s) (in the case of a non-syndicated issue) or the Lead Manager (in the case of a syndicated issue).

5. ISSUE OF DEFINITIVE NOTES

5.1 Where a Global Note is to be exchanged for Definitive Notes in accordance with its terms, the Agent is hereby authorised on behalf of the Issuer:

(a) to authenticate such Definitive Note(s) in accordance with the provisions of this Agreement; and

(b) to deliver such Definitive Note(s) to or to the order of Euroclear and/or Clearstream, Luxembourg.

The Agent shall notify the Issuer forthwith upon receipt of a request for issue of (a) Definitive Note(s) in accordance with the provisions of a Temporary Global Note or Permanent Global Note, as the case may be, (and the aggregate nominal amount of such Temporary Global Note or Permanent Global Note, as the case may be, to be exchanged in connection therewith).

5.2 The Issuer undertakes to deliver to the Agent sufficient numbers of executed Definitive Notes with, if applicable, Coupons and Talons attached to enable the Agent to comply with its obligations under this clause.

6. TERMS OF ISSUE

6.1 The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions.

6.2 Subject to the procedures set out in the Procedures Memorandum, for the purposes of subclause 3.1 the Agent is entitled to treat a telephone or facsimile communication from a person who the Agent believes to be the authorised representative of the Issuer or, as the case may be, the Guarantor, named in the list referred to in, or notified pursuant to, subclause 19.7 as sufficient instructions and authority of the Issuer and the Guarantor for the Agent to act in accordance with subclause 3.1.

6.3 In the event that a person who has signed on behalf of the Issuer any Note not yet issued but held by the Agent in accordance with subclause 3.1 ceases to be authorised as described in subclause 19.7, the Agent shall (unless the Issuer gives written notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the Issuer or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the Issuer

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hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the Issuer. Promptly upon such person ceasing to be authorised, the Issuer shall provide the Agent with replacement Notes and upon receipt of such replacement Notes the Agent shall cancel and destroy the Notes held by it which are signed by such person and shall provide to the Issuer a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

6.4 If the Agent pays an amount (the Advance) to the Issuer on the basis that a payment (the Payment) has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays the Issuer, the Issuer, failing which the Guarantor, shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as the aggregate of one per cent. and its cost of funding the Advance provided that evidence of the basis of such rate is given to the Issuer if so required).

6.5 Except in the case of issues where the Agent does not act as receiving bank for the Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the Defaulted Note) and, as a result, the Defaulted Note remains in the Agent's distribution account with Euroclear and/or Clearstream, Luxembourg after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the Issuer. The Agent shall notify the Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the Issuer forthwith upon receipt from the Dealer of the full purchase price in respect of such Defaulted Note.

7. PAYMENTS

7.1 The Issuer, failing which the Guarantor will, before 10.00 a.m. (local time in the relevant financial centre of the payment), on each date on which any payment in respect of any Note becomes due, transfer to an account specified by the Agent such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the Issuer or, as the case may be, the Guarantor may agree.

7.2 The Issuer, failing which the Guarantor will ensure that no later than 10.00 a.m. (London time) on the Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to subclause 7.1, the Agent shall receive a payment confirmation from the paying bank of the Issuer.

For the purposes of this clause Business Day means a day which is both:

(a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any other place specified in the applicable Final Terms as an Additional Business Centre; and

(b) either (i) in relation to a payment to be made in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre) and which, if the Specified Currency is New Zealand Dollars, shall be Auckland or (ii) in relation to any sum payable in euro, a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET 2) System is operating.

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7.3 The Agent shall ensure that payments of both principal and interest in respect of a Temporary Global Note will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof.

7.4 Subject to the receipt by the Agent of the payment confirmation as provided in subclause 7.2 above, the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Issuer (failing which the Guarantor) in the manner provided in the Conditions. If any payment provided for in subclause 7.1 is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

7.5 If for any reason the Agent considers in its reasonable opinion that the amounts to be received by the Agent pursuant to subclause 7.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received the full amount of all such payments.

7.6 Without prejudice to subclauses 7.4 and 7.5, if the Agent pays any amounts to the holders of Notes or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with subclause 7.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the Issuer, failing which the Guarantor will, in addition to paying amounts due under subclause 7.1, pay to the Agent on demand interest (at a rate which represents the aggregate of one per cent. and the Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.

7.7 The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made on the due date of a payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

7.8 Whilst any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of any such payment (i) in the case of a CGN, the Paying Agent to which the Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable or (ii) in the case of any Global Note which is an NGN, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.

7.9 If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom or by reason of a FATCA Withholding), (i) the Paying Agent to which a Note is presented for the purpose of making such payment shall, unless the Note is an NGN, make a record of such Shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made or (ii) in the case of any Global Note which is an NGN, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.

7.10 In the event that (a) the Issuer is or becomes a Participating FFI, (b) Notes are issued or amended (or any terms of the Notes are waived) after the Grandfathering Date and (c) the Issuer or the Guarantor determines in its sole discretion that FATCA Withholding will be required in connection with any

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payment due to the Agent on any Notes, then the Issuer or the Guarantor will be entitled to re-direct or reorganise any such payment in any way that it sees fit in order that the payment may be made without FATCA Withholding provided that any such redirected or reorganised payment is otherwise made in accordance with this Agreement. The Issuer will promptly notify the Agent and the Noteholders of any such redirection or reorganisation.

7.11 The Agent shall be entitled to deduct FATCA Withholding, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding.

8. DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION

8.1 Determinations and Notifications

(a) The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions.

(b) The Agent shall not be responsible to the Issuer, the Guarantor or to any third party as a result of the Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(c) The Agent shall promptly notify (and confirm in writing to) the Issuer, the Guarantor, the other Paying Agents and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof and of any subsequent amendment thereto pursuant to the Conditions.

(d) The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(e) If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause, it shall forthwith notify the Issuer, the Guarantor and the other Paying Agents of such fact.

(f) Determinations with regard to Notes shall be made by the Calculation Agent specified in the applicable Final Terms in the manner specified in the applicable Final Terms. Unless otherwise agreed between the Issuer and the relevant Dealer or unless the Agent is the Calculation Agent (in which case the provisions of this Agreement shall apply), such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Appendix 1 to this Agreement.

8.2 Interest Determination, Screen Rate Determination including Fallback Provisions

(a) Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be determined in accordance with the Conditions.

(b) The Conditions also contain provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or the quotation or quotations required by the Conditions are unavailable or following a Benchmark Event.

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9. NOTICE OF ANY WITHHOLDING OR DEDUCTION

In the event that (a) the Issuer or the Guarantor is or becomes a Participating FFI and (b) Notes are issued or amended (or any terms of the Notes are waived) after the Grandfathering Date, the Issuer will notify the Agent as soon as is practicable of: (i) the fact that the Issuer or the Guarantor is or has become a Participating FFI, and (ii) any other information known to the Issuer and pertaining to the Issuer or, as the case may be, the Guarantor, necessary for the Agent to determine the amount, if any, it is required to withhold or deduct in respect of any FATCA Withholding in relation to any payment under the Notes.

10. DUTIES OF THE AGENT IN CONNECTION WITH EARLY REDEMPTION

10.1 If the Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the Issuer shall, unless otherwise agreed, give notice of such decision to the Agent not less than 15 days before the date on which the Issuer will give notice to the Noteholders in accordance with the Conditions of such redemption in order to enable the Agent to undertake its obligations herein and in the Conditions.

10.2 If some only of the Notes are to be redeemed on such date, the Agent shall make the required drawing in accordance with the Conditions but shall give the Issuer and the Guarantor reasonable notice of the time and place proposed for such drawing and the Issuer shall be entitled to send representatives to attend such drawing.

10.3 The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Conditions. The Agent will also notify the other Paying Agents of any date fixed for redemption of any Notes.

10.4 Each Paying Agent will keep a stock of Put Notices and will make such notices available on demand to holders of Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of such option in accordance with the Conditions, the Paying Agent with which such Note is deposited shall hold such Note (together with any Coupons and Talons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note (and any such Coupons and Talons) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the relevant Put Notice. If, prior to such due date for its redemption, such Note becomes immediately due and payable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Coupons and Talons) by uninsured post to, and at the risk of, the relevant Noteholder unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes at such address as may have been given by the Noteholder in the relevant Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Agent shall promptly notify such details to the Issuer. The Issuer or the Guarantor shall provide to the Agent sufficient supplies of blank Put Notices for such purposes.

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11. RECEIPT AND PUBLICATION OF NOTICES

11.1 Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions the Agent shall forward a copy thereof to the Issuer and the Guarantor.

11.2 On behalf of and at the request and expense of the Issuer (failing which the Guarantor), the Agent shall cause to be published all notices required to be given by the Issuer or the Guarantor to the Noteholders in accordance with the Conditions.

12. CANCELLATION OF NOTES, COUPONS AND TALONS

12.1 All Notes which are redeemed, all Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or Paying Agent by which they are redeemed, paid or exchanged. In addition, the Issuer and the Guarantor shall immediately notify the Agent in writing of all Notes which are purchased by or on behalf of the Issuer or the Guarantor and all such Notes surrendered to a Paying Agent for cancellation, together (in the case of Definitive Notes) with all unmatured Coupons or Talons (if any) attached thereto or surrendered therewith, shall be cancelled by the Paying Agent to which they are surrendered. Each of the other Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Coupons and Talons to the Agent.

12.2 A certificate stating:

(a) the aggregate nominal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

(b) the number of Notes cancelled together (in the case of Notes in definitive form) with details of all unmatured Coupons or Talons (if any) attached thereto or delivered therewith;

(c) the aggregate amount paid in respect of interest on the Notes;

(d) the total number by maturity date of Coupons and Talons so cancelled; and

(e) (in the case of Definitive Notes) the serial numbers of such Notes,

shall be given to the Issuer by the Agent as soon as reasonably practicable and in any event upon written request within three months after the date of such repayment or, as the case may be, payment or exchange.

12.3 The Agent shall destroy all cancelled Notes, Coupons and Talons and, forthwith upon destruction, furnish the Issuer upon written request with a certificate of the serial numbers of the Notes (in the case of Notes in definitive form) and the number by maturity date of Coupons and Talons so destroyed.

12.4 Without prejudice to the obligations of the Agent pursuant to subclause 12.2, the Agent shall keep a full and complete record of all Notes, Coupons and Talons (other than serial numbers of Coupons) and of their redemption, purchase by or on behalf of the Issuer or the Guarantor and cancellation, payment or exchange (as the case may be) and of all replacement Notes, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Coupons or Talons. The Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged. The Agent shall at all

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reasonable times make such record available to the Issuer, the Guarantor and any persons authorised by it for inspection and for the taking of copies thereof or extracts therefrom.

12.5 The Agent is authorised by the Issuer and instructed (a) in the case of any Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled and (b) in the case of any Global Note which is an NGN, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the Issuer has notified the Agent of the same in accordance with subclause 12.1.

12.6 All records and certificates made or given pursuant to this clause and clause 13 shall make a distinction between Notes, Coupons and Talons of each Series.

13. ISSUE OF REPLACEMENT NOTES, COUPONS AND TALONS

13.1 The Issuer will cause a sufficient quantity of additional forms of Notes, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Coupons and Talons as provided below.

13.2 The Agent will, subject to and in accordance with the Conditions and the following provisions of this clause, cause to be delivered any replacement Notes, Coupons and Talons which the Issuer may determine to issue in place of Notes, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

13.3 In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may reasonably require) any replacement Note will only have attached to it Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement. 13.4 The Agent shall not issue any replacement Note, Coupon or Talon unless and until the claimant therefor shall have:

(a) paid such costs and expenses as may be incurred in connection therewith;

(b) furnished it with such evidence and indemnity as the Issuer may reasonably require; and

(c) in the case of any mutilated or defaced Note, Coupon or Talon, surrendered it to the Agent.

13.5 The Agent shall cancel any mutilated or defaced Notes, Coupons and Talons in respect of which replacement Notes, Coupons and Talons have been issued pursuant to this clause and shall furnish the Issuer with a certificate stating the serial numbers of the Notes, Coupons and Talons so cancelled and, unless otherwise instructed by the Issuer in writing, shall destroy such cancelled Notes, Coupons and Talons and furnish the Issuer with a destruction certificate containing the information specified in subclause 12.3.

13.6 The Agent shall, on issuing any replacement Note, Coupon or Talon, forthwith inform the Issuer and the other Paying Agents of the serial number of such replacement Note, Coupon or Talon issued and (if known) of the serial number of the Note, Coupon or Talon in place of which such replacement Note, Coupon or Talon has been issued. Whenever replacement Coupons or Talons are issued pursuant to the provisions of this clause, the Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons or Talons and of the replacement Coupons or Talons issued.

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13.7 The Agent shall keep a full and complete record of all replacement Notes, Coupons and Talons issued and shall make such record available at all reasonable times to the Issuer, the Guarantor and any persons authorised by it for inspection and for the taking of copies thereof or extracts therefrom.

13.8 Whenever any Note, Coupon or Talon for which a replacement Note, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the other Paying Agents for payment, the Agent or, as the case may be, the relevant other Paying Agent shall immediately send notice thereof to the Issuer and the other Paying Agents.

14. COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

14.1 The Paying Agents shall hold available for inspection at their specified office during normal business hours copies of all documents required to be so available by the Conditions of any Notes or the rules of any relevant Stock Exchange (or any other relevant authority).

14.2 For the above purposes, the Issuer, failing which the Guarantor, shall furnish the Paying Agents with sufficient copies of each of the relevant documents.

15. MEETINGS OF NOTEHOLDERS

15.1 The provisions of Schedule 4 hereto shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

15.2 Without prejudice to subclause 15.1, each of the Agent and the other Paying Agents on the request of any Noteholder shall issue voting certificates and block voting instructions in accordance with Schedule 4 and shall forthwith give notice to the Issuer in writing of any revocation or amendment of a block voting instruction. Each of the Agent and the other Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting. The Issuer shall provide to the Agent sufficient supplies of such voting certificates and block voting instructions for such purposes.

16. COMMISSIONS, EXPENSES AND REVIEW OF FEES AND EXPENSES

16.1 The Issuer, failing which the Guarantor agrees to pay to the Agent such fees and commissions as the Issuer, the Guarantor and the Agent shall separately agree in respect of the services of the Agent and the other Paying Agents hereunder together with any expenses reasonably incurred (including legal, printing, postage, fax, cable and advertising expenses) incurred by the Agent and the other Paying Agents in connection with their said services.

16.2 The Agent will make payment of the fees and commissions due hereunder to the other Paying Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the Issuer or, as the case may be, the Guarantor. Neither the Issuer nor the Guarantor shall be responsible for any such payment or reimbursement by the Agent to the other Paying Agents.

16.3 The parties to this Agreement agree that, at the request of any Agent, the fees and expenses payable under this Clause 16 may be reviewed and increased from time to time in accordance with such Agent’s then current fee levels. In addition, the Agent reserves the right at any time and from time to time to charge the Issuer properly incurred additional fees and expenses in respect of the performance by such Agent of services hereunder in respect of any exercise by the Issuer or the Noteholders of any call or put option, exchanges, conversions, solicitations, offers, tenders or any other process that requires communication with the Noteholders.

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17. INDEMNITY

17.1 The Issuer, failing which the Guarantor, agrees to indemnify, defend and hold the Agent and its officers, directors, employees, agents and shareholders harmless from and against any and all liabilities that are properly incurred by each of them and their respective officers, directors, employees, agents and shareholders arising directly or indirectly out of or in connection with this Agreement, including, without limitation, any payment made by the Agent relying on information received by it pursuant to Clause 7 and the legal costs and expenses as such expenses are incurred (including, without limitation, the expenses of any experts, counsel, agents or other professional advisers) of investigating, preparing for or defending itself against any action, claim or liability in connection with its performance hereunder. In no event however, shall the Issuer or the Guarantor be obliged to indemnify any Agent and keep any Agent harmless from any fees, expenses, charges and/or liabilities incurred by any Agent as a result of its own fraud, wilful misconduct or negligence.

17.2 The indemnity set out above shall survive the resignation or removal of the Agent or any termination or expiry of this Agreement including any termination under any bankruptcy law or similar.

18. REPAYMENT BY THE AGENT

Upon the Issuer or, as the case may be, the Guarantor being discharged from its obligation to make payments in respect of any Notes pursuant to the relevant Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, the Agent shall forthwith on demand pay to the Issuer or, as the case may be, the Guarantor sums equivalent to any amounts paid to it by the Issuer or, as the case may be, the Guarantor for the purposes of such payments.

19. CONDITIONS OF APPOINTMENT

19.1 The Agent shall be entitled to deal with money paid to it by the Issuer or the Guarantor for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a) that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

(b) as provided in subclause 19.2 below; and

(c) that it shall not be liable to account to the Issuer or the Guarantor for any interest thereon.

19.2 In acting hereunder and in connection with the Notes, the Agent and the other Paying Agents shall act solely as agents of the Issuer and the Guarantor and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Coupons or Talons.

19.3 The Agent and the other Paying Agents hereby undertake to the Issuer and the Guarantor to perform such obligations and duties, and shall be obliged to perform such duties and only such duties as are herein (including Schedule 8 in the case of the Agent), in the Conditions and in the Procedures Memorandum specifically set forth and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the other Paying Agents. Each of the Paying Agents (other than the Agent) agrees that if any information that is required by the Agent to perform the duties set out in Schedule 7 becomes known to it, it will promptly provide such information to the Agent.

19.4 The Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

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19.5 Each of the Agent and the other Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any notice, resolution, direction, consent, certificate, affidavit, Note, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Guarantor.

19.6 Any of the Agent and the other Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Coupons or Talons with the same rights that it or he would have if the Agent or the relevant other Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Issuer or the Guarantor as freely as if the Agent or the relevant other Paying Agent, as the case may be, were not appointed hereunder.

19.7 The Issuer and the Guarantor shall provide the Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent that such person has been so authorised.

19.8 Notwithstanding any provision of this Agreement to the contrary, the Agent shall not in any event be liable for indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Agent has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.

19.9 Notwithstanding anything to the contrary in the transaction documents, the Agents shall not be liable to any person for any matter or thing done or omitted in any way in connection with the transaction documents save in relation to its own wilful default, negligence, fraud or wilful misconduct, including that of its officers and employees.

19.10 No Agent shall be under any obligation to take (and each Agent shall be entitled to refrain from taking without liability) any action under this Agency Agreement (including without limitation, any legal action or proceedings under or in connection with this Agency Agreement) or the other transaction documents which in its reasonable opinion may be illegal or contrary to any law or regulation applicable to it (including, without limitation, the laws of the United States of America or any jurisdiction forming part of it or England and Wales or Luxembourg) or any direction or regulation of any agency of any such state or jurisdiction. Each Agent may without liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive, policy or regulation. In such event, the Agent shall, where legally permissible and reasonably practicable, take all reasonable steps to notify the Issuer that it has so refrained.

20. COMMUNICATION BETWEEN THE PARTIES

A copy of all communications relating to the subject matter of this Agreement between the Issuer, the Guarantor and the Noteholders or Couponholders and any of the Paying Agents (other than the Agent) shall be sent to the Agent by the other relevant Paying Agent.

21. CHANGES IN AGENT AND OTHER PAYING AGENTS

21.1 Each of the Issuer and the Guarantor agrees that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available

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to the Agent and have been returned to the Issuer or, as the case may be, the Guarantor as provided herein:

(a) so long as any Notes are listed on any Stock Exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent (which may be the Agent) with a specified office in such place as may be required by the rules and regulations of such Stock Exchange or other relevant authority; and

(b) there will at all times be an Agent. In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in subclause 21.5 below), when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Noteholders in accordance with Condition 13.

21.2 The Agent may (subject as provided in subclause 21.4 below) at any time resign as Agent by giving at least 90 days' written notice to the Issuer and the Guarantor of such intention on its part, specifying the date on which its desired resignation shall become effective.

21.3 The Agent may (subject as provided in subclause 21.4 below) be removed at any time by the Issuer and the Guarantor on at least 30 days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and the Guarantor specifying such removal and the date when it shall become effective.

21.4 Any resignation under subclause 21.2 or removal under subclauses 21.3 or 21.5 shall only take effect upon the appointment by the Issuer and the Guarantor as hereinafter provided, of a successor Agent and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under clause 23. The Issuer and the Guarantor agree with the Agent that if, by the day falling ten days before the expiry of any notice under subclause 21.2, the Issuer and the Guarantor have not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Issuer and the Guarantor to appoint as a successor Agent in its place a reputable financial institution of good standing which the Issuer shall approve (such approval not to be unreasonably withheld or delayed).

21.5 In case at any time the Agent resigns, or is removed, or becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent, which shall be a reputable financial institution of good standing may be appointed by the Issuer and the Guarantor by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in case of insolvency of the Agent when it shall be of immediate effect) upon expiry of the notice to be given under clause 23 the Agent so superseded shall cease to be the Agent hereunder.

21.6 Subject to subclause 21.1, the Issuer and the Guarantor may, after prior consultation with the Agent, terminate the appointment of any of the other Paying Agents at any time and/or appoint one or more further other Paying Agents by giving to the Agent, and to the relevant other Paying Agent at least

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45 days' notice in writing to that effect (other than in the case of insolvency of the other Paying Agent).

21.7 Subject to subclause 21.1, all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Issuer, the Guarantor and the Agent at least 45 days' written notice to that effect.

21.8 Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

(a) shall forthwith transfer all moneys held by it hereunder and, if applicable, deliver the records referred to in subclauses 12.4 and 13.7 to the successor Agent hereunder; and

(b) shall be entitled to the payment by the Issuer, failing which the Guarantor of its commissions, fees and expenses for the services theretofore rendered hereunder in accordance with the terms of clause 16.

21.9 Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.

21.10 If either the Issuer or Guarantor is required to withhold or deduct any FATCA Withholding in connection with any payments due on the Notes and such FATCA Withholding would not have arisen but for the Paying Agent not being or having ceased to be a person to whom payments are free from FATCA Withholding, the Issuer or Guarantor will be entitled, during the period in which that Paying Agent is not a person to whom payments are free from FATCA Withholding, to terminate the Paying Agent with 10 days’ notice and such termination will be effective from any such time specified in writing to such Paying Agent.

22. MERGER AND CONSOLIDATION

Any corporation into which the Agent or any other Paying Agent may be merged or converted, or any corporation with which the Agent or any of the other Paying Agents may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent or any of the other Paying Agents shall be a party, or any corporation to which the Agent or any of the other Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any other Paying Agent, or any corporation to which the Agent or any other Paying Agent shall sell or otherwise transfer all or substantially all of its corporate trust business shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, other Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuer or the Guarantor, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such other Paying Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer and the Guarantor by the relevant Agent or other Paying Agent.

23. NOTIFICATION OF CHANGES TO PAYING AGENTS

Following receipt of notice of resignation from the Agent or any other Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, other Paying Agent, the Agent (on behalf of and at the expense of the Issuer, failing which the Guarantor) shall give or

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cause to be given not more than 45 days' nor less than 30 days' notice thereof to the Noteholders in accordance with the Conditions.

24. CHANGE OF SPECIFIED OFFICE

If the Agent or any other Paying Agent determines to change its specified office it shall (after having, in any such case other than a change of specified office within the same city, obtained the prior written approval of the Issuer and the Guarantor thereto) give to the Issuer, the Guarantor and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf of the Issuer, failing which the Guarantor) but at its own expense) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the other relevant Paying Agent, as the case may be, is to terminate pursuant to clause 21 on or prior to the date of such change) give or cause to be given not more than 45 days' nor less than 30 days' notice thereof to the Noteholders in accordance with the Conditions.

25. NOTICES AND COMMUNICATION

25.1 Any notice or communication given hereunder shall be sufficiently given or served:

(a) if delivered in person to the relevant address specified on the signature pages hereof or other such address as may be notified by the recipients in accordance with this clause and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b) if sent by facsimile to the relevant number specified on the signature pages hereof or such other address as may be notified by the recipient in accordance with this clause and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed when an acknowledgement of receipt is received.

25.2 Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

25.3 In no event shall the Agent or any other entity of The Bank of New York Mellon Group be liable for any Losses arising to the Agent or any other entity of The Bank of New York Mellon Group receiving or transmitting any data from any Issuer, any Authorised Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email. The parties hereto accept that some methods of communication are not secure and the Agent or any other entity of The Bank of New York Mellon Group shall incur no liability for receiving Instructions via any such non-secure method. The Agent or any other entity of The Bank of New York Mellon Group is authorised to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent or given by an Authorised Person or an appropriate party to the transaction (or authorised representative thereof). The Issuer or authorised officer of the Issuer shall use all reasonable endeavours to ensure that Instructions transmitted to the Agent or any other entity of The Bank of New York Mellon Group pursuant to this Agreement are complete and correct. Any Instructions shall be conclusively deemed to be valid Instructions from the Issuer or authorised officer of the Issuer to the Agent or any other entity of The Bank of New York Mellon Group for the purposes of this Agreement.

26. TAXES AND STAMP DUTIES

The Issuer, failing which the Guarantor, agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

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27. CURRENCY INDEMNITY

If, under any applicable law and whether pursuant to a judgment being made or registered against the Issuer and/or the Guarantor or in the liquidation, insolvency or analogous process of the Issuer and/or the Guarantor or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the other currency) other than that in which the relevant payment is expressed to be due (the required currency) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Agent or the relevant other Paying Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Agent or the relevant other Paying Agent falls short of the amount due under the terms of this Agreement, the Issuer and the Guarantor jointly and severally undertake that they shall, as a separate and independent obligation, indemnify and hold harmless the Agent and each other Paying Agent against the amount of such shortfall. For the purpose of this clause, rate of exchange means the rate at which the Agent or the relevant other Paying Agent is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.

28. AMENDMENTS

This Agreement may be amended in writing by agreement between the Issuer, the Guarantor, the Agent and the other Paying Agents, but without the consent of any Noteholder or Couponholder, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the parties may mutually deem necessary or desirable and which shall not be materially prejudicial to the interests of the Noteholders. The Issuer, the Guarantor and the Agent may also agree any modification pursuant to Condition 14 of the Notes.

29. DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

30. CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agency Agreement or any agency agreement supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agency Agreement or any agency agreement supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

31. GOVERNING LAW AND SUBMISSION TO JURISDICTION

31.1 This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

31.2 The courts of England are to have exclusive jurisdiction to settle any disputes which may arise of out of or in connection with this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) and accordingly any legal action or proceedings arising out of or in connection with this Agreement (Proceedings) (including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Agreement) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of

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such courts and waives any objection to Proceedings in any such courts whether on the ground of venue or on the ground that Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Paying Agents and, to the extent allowed by applicable law, shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

The Issuer and the Guarantor irrevocably appoints Equinor UK Limited (whose offices are at the date of this Agreement at One Kingdom Street, Paddington Central, London W2 6BD) as their authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for service of process, the Issuer and/or the Guarantor, as the case may be, shall forthwith, on request of the Agent, appoint a new agent for service of process in England and deliver to the Agent a copy of the new agent's acceptance of that appointment within 30 days. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

32. COUNTERPARTS

32.1 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

33. GENERAL

33.1 If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Agreement, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

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SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES OTHER THAN VPS NOTES

The following are the Terms and Conditions of the Notes other than VPS Notes which will be incorporated by reference into each global Note and each definitive Note, in the latter case only if permitted by the relevant stock exchange or listing authority (if any) and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each temporary global Note, permanent global Note and definitive Note. Reference should be made to "Form of Final Terms" above for a description of the content of Final Terms which will include certain terms used in the following Terms and Conditions or specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by Equinor ASA (the Issuer) pursuant to the Agency Agreement (as defined below).

References herein to the Notes shall be references to the Notes of this Series and shall mean:

(i) in relation to any Notes represented by a global Note, units of each Specified Denomination in the Specified Currency;

(ii) definitive Notes issued in exchange for a global Note; and

(iii) any global Note.

The Notes and the Coupons (as defined below) also have the benefit of an amended and restated Agency Agreement (such Agency Agreement, as modified and/or restated and/or supplemented from time to time, the Agency Agreement) dated 10 May 2019 and made among the Issuer, Equinor Energy AS (the Guarantor), The Bank of New York Mellon as issuing and principal paying agent and agent bank (the Agent, which expression shall include any successor agent specified in the applicable Final Terms) and the other paying agents named therein (together with the Agent, the Paying Agents, which expression shall include any additional or successor paying agents).

If so indicated in the applicable Final Terms, the Notes will have the benefit of the deed of guarantee executed by the Guarantor (such deed as modified and/or restated and/or supplemented from time to time, the Guarantee) dated 10 May 2019.

Interest bearing definitive Notes have interest coupons (Coupons) and in the case of Notes which, when issued in definitive form, have more than 27 interest payments remaining talons for further Coupons (Talons) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons.

The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Final Terms attached to or endorsed on this Note and complete these Terms and Conditions. References to the applicable Final Terms are to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

Any reference to Noteholders shall mean the holders of the Notes, and shall, in relation to any Notes represented by a global Note, be construed as provided below. Any reference herein to Couponholders shall mean the holders of any Coupons, and shall, unless the context otherwise requires, include the holders of any Talons.

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As used herein, Tranche means all Notes with the same Issue Date and which are subject to the same Final Terms and Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

The Noteholders and the Couponholders are entitled to the benefit of the Deed of Covenant (such Deed of Covenant, as modified and/or restated and/or supplemented from time to time, the Deed of Covenant) dated 10 May 2019 and made by the Issuer. The original of the Deed of Covenant is held by a common depositary on behalf of Euroclear (as defined below) and Clearstream, Luxembourg (as defined below).

Copies of the Agency Agreement and the Deed of Covenant are available for inspection during normal business hours at the specified office of each of the Agent and the other Paying Agents. When the Notes are to be admitted to trading on the regulated market of the London Stock Exchange plc, the applicable Final Terms will be published on the website of the London Stock Exchange plc through a regulatory information service. The applicable Final Terms will, during normal business hours, be available for viewing at and copies may be obtained from the registered office of the Issuer and from the specified office of each of the Paying Agents by a Noteholder upon such Noteholder producing evidence satisfactory to the relevant Paying Agent as to identity. The Noteholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement and the applicable Final Terms which are applicable to them.

Words and expressions defined in the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.

1. Form, Denomination and Title

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the currency (the Specified Currency) and the denominations (the Specified Denomination(s)) specified in the applicable Final Terms. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set out below, title to the Notes and Coupons will pass by delivery. The Issuer, the Guarantor, and any Paying Agent may deem and treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a global Note held on behalf of Euroclear Bank SA/NV (Euroclear) and/or Clearstream Banking S.A. (Clearstream, Luxembourg) each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such

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Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor (in the case of Notes having the benefit of the Guarantee), the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant global Note shall be treated by the Issuer, the Guarantor (in the case of Notes having the benefit of the Guarantee), the Agent and any other Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly. Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg, as the case may be.

2. Status of the Notes and the Guarantee

(a) Status of the Notes

The Notes and the relative Coupons (if any) constitute unsecured and unsubordinated obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the relative Coupons (if any) shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.

(b) Status of Guarantee

The obligations of the Guarantor under the Guarantee constitute unsecured and unsubordinated obligations of the Guarantor and shall at all times rank pari passu and without any preference among themselves and (with the exception of obligations in respect of national and local taxes and certain other statutory exceptions and subject as aforesaid) at least equally with all its other present and future unsecured and unsubordinated obligations.

3. [This paragraph is no longer applicable]

4. Interest

(a) Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date if that does not fall on an Interest Payment Date.

If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount(s) so specified.

As used in these Conditions, Fixed Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

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Except in the case of Notes in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(A) in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note; or

(B) in the case of Fixed Rate Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction.

The resultant figure (including after application of any Fixed Coupon Amount or Broken Amount to the Calculation Amount in the case of Fixed Rate Notes in definitive form) shall be rounded to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

In these Conditions, Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 4(a):

(i) if "Actual/Actual (ICMA)" is specified in the applicable Final Terms:

(a) in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the Accrual Period) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(b) in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii) (ii) if "30/360" is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

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In these Conditions:

Determination Period means each period from (and including) a Determination Date to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date following after, such date); and

sub-unit means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b) Interest on Floating Rate Notes

(i) Interest Payment Dates

Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A) the Specified Interest Payment Date(s) (each an Interest Payment Date) in each year specified in the applicable Final Terms; or

(B) if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an Interest Payment Date) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression, shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date or the relevant payment date if the Notes become payable on a date other than an Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day convention specified is:

(1) in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls in the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2) the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3) the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next

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calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4) the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In this Condition, Business Day means:

(A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in any Additional Business Centre (other than TARGET2 System) specified in the applicable Final Terms;

(B) if TARGET2 System is specified as an Additional Business Centre in the applicable Final Terms, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the TARGET2 System) is open; and

(C) either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is New Zealand dollars shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open.

(ii) Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Final Terms.

(A) ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), ISDA Rate for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent or the Calculation Agent, as applicable, under an interest rate swap transaction if the Agent or the Calculation Agent, as applicable, were acting as Calculation Agent (as defined in the ISDA Definitions (as defined below)) for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions as amended and updated as at the Issue Date of the first Tranche of the Notes, published by the International Swaps and Derivatives Association, Inc. (the ISDA Definitions) and under which:

(1) the Floating Rate Option is as specified in the applicable Final Terms;

(2) the Designated Maturity is a period specified in the applicable Final Terms; and

(3) the relevant Reset Date is the day specified in the applicable Final Terms.

For the purposes of this sub-paragraph (A), (i) Floating Rate, Floating Rate Option, Designated Maturity and Reset Date have the meanings given to those terms in the ISDA Definitions, (ii) the definition of Banking Day in the ISDA Definitions shall be amended to insert after the words "are open for" in the second line, the word "general" and (iii) Euro-zone means the region comprised of Member States of the European Union that adopt the single currency in accordance with the Treaty.

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(B) Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject to Condition 4(b)(viii) and subject as provided below, be either:

(1) the offered quotation; or

(2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (being either LIBOR or EURIBOR or NIBOR or STIBOR, in each case for the relevant currency and/or period, all as specified in the applicable Final Terms) which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) as at the Specified Time on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent or the Calculation Agent, as applicable. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent or the Calculation Agent, as applicable, for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If, other than in the circumstances described in Condition 4(b)(viii) below, the Relevant Screen Page is not available or if, in the case of Condition 4(b)(ii)(B)(1), no such offered quotation appears or, in the case of Condition 4(b)(ii)(B)(2), fewer than three such offered quotations appear, in each case as at the time specified in Condition 4(b)(ii)(B) the Agent or the Calculation Agent, as applicable, shall request each of the Reference Banks to provide the Agent or the Calculation Agent, as applicable, with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent or the Calculation Agent, as applicable, with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent or the Calculation Agent, as applicable.

If on any Interest Determination Date one only or none of the Reference Banks provides the Agent or the Calculation Agent, as applicable, with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent or the Calculation Agent, as applicable, determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent or the Calculation Agent, as applicable, by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) or the Norwegian inter-bank market (if the Reference Rate is NIBOR) or the Stockholm inter-bank market (if the Reference Rate is STIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent or the Calculation Agent, as applicable, with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have

0010155-0002840 ICM:32405037.8	34

been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Agent or the Calculation Agent, as applicable, it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) or the Norwegian inter-bank market (if the Reference Rate is NIBOR) or the Stockholm inter-bank market (if the Reference Rate is STIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

Reference Banks means, in the case of Condition 4(b)(ii)(B)(1) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and, in the case of Condition 4(b)(ii)(B)(2) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.

Specified Time means 11.00 a.m. (London time) if the Reference Rate is LIBOR, 11.00 a.m. (Brussels time) if the Reference Rate is EURIBOR, 11.00 a.m. (Stockholm time) if the Reference Rate is STIBOR or 12.00 noon (Oslo time) if the Reference Rate is NIBOR.

(iii) Minimum and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest. If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv) Determination of Rate of Interest and Calculation of Interest Amounts

The Agent or the Calculation Agent, as applicable, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Agent will calculate the amount of interest (the Interest Amount) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to:

The Agent or the Calculation Agent, as applicable, will calculate the amount of interest (the Interest Amount) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to:

(A) in the case of Floating Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note; or

(B) in the case of Floating Rate Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount

0010155-0002840 ICM:32405037.8	35

(determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 4:

(i) if "Actual/Actual (ISDA)" or "Actual/Actual" is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii) if "Actual/365 (Fixed)" is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iii) if "Actual/365 (Sterling)" is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv) if "Actual/360" is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(v) if "30/360", "360/360" or "Bond Basis" is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360x(Y2-Y1)]+[30x(M2-M1)]+(D2-D1)
360

where:

"Y1" is the year, expressed as a number, in which the first day of the Interest Period falls:

"Y2" is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

"M1" is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

"M2" is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

"D1" is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

"D2" is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi) if "30E/360" or "Eurobond Basis" is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

0010155-0002840 ICM:32405037.8	36

DayCountFraction =	[360x(Y2-Y1)]+[30x(M2-M1)]+(D2-D1)
360

where:

"Y1" is the year, expressed as a number, in which the first day of the Interest Period falls:

"Y2" is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

"M1" is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

"M2" is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

"D1" is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

"D2"is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;

(vii) if "30E/360 (ISDA)" is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

DayCountFraction =	[360x(Y2-Y1)]+[30x(M2-M1)]+(D2-D1)
360

where:

"Y1" is the year, expressed as a number, in which the first day of the Interest Period falls:

"Y2" is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

"M1" is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

"M2" is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

"D1" is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

"D2" is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31 and D2 will be 30.

0010155-0002840 ICM:32405037.8	37

(v) Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Agent or the Calculation Agent, as applicable, by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Final Terms) or the relevant Floating Rate Option (where ISDA Determination is specified as applicable in the applicable Final Terms), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Agent or the Calculation Agent, as applicable, shall determine such rate at such time and by reference to such sources as an independent adviser, appointed by the Issuer and acting in good faith and in a commercially reasonable manner as an expert, determines appropriate.

Designated Maturity means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate.

(vi) Notification of Rate of Interest and Interest Amounts

The Agent or the Calculation Agent, as applicable, will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in accordance with Condition 13 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 13. For the purposes of this paragraph, the expression "London Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(vii) Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b) by the Agent, an Independent Adviser (as defined below) or the Calculation Agent, as applicable, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor (in the case of Notes having the benefit of the Guarantee), the Agent, the other Paying Agents and all Noteholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor (in the case of Notes having the benefit of the Guarantee), the Noteholders or the Couponholders shall attach to the Agent, an Independent Adviser or the Calculation Agent, as applicable, in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(viii) Benchmark Discontinuation

Notwithstanding the foregoing provisions of this Condition 4(b), if the Issuer determines that a Benchmark Event (as defined below) has occurred in relation to a Reference Rate at any time when any Rate of Interest (or the relevant component thereof) remains to be determined by reference to such Reference Rate, then the following provisions shall apply:

0010155-0002840 ICM:32405037.8	38

(A) the Issuer shall use reasonable endeavours to appoint, as soon as reasonably practicable, an Independent Adviser (as defined below) to determine (without any requirement for any consent or approval of the Noteholders or the Couponholders), no later than 10 days prior to the relevant Interest Determination Date relating to the next succeeding Interest Period (the IA Determination Cut-off Date), a Successor Rate (as defined below) or, alternatively, if there is no Successor Rate, an Alternative Reference Rate (as defined below), and in either case an Adjustment Spread (as defined below) (if applicable), for the purposes of determining the Rate of Interest (or the relevant component part thereof) applicable to the Notes;

(B) if a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) is determined in accordance with paragraph (A) above, such Successor Rate or, failing which, such Alternative Reference Rate (as applicable) shall be the Reference Rate for each of the future Interest Periods for which the Rate of Interest (or the relevant component thereof) was otherwise to be determined by reference to the relevant Reference Rate (subject to the subsequent operation of, and to adjustment as provided in, this Condition 4(b)(viii));

(C) if the Independent Adviser determines a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) in accordance with the above provisions, the Independent Adviser, following consultation with the Issuer, may also specify changes to these Conditions, including but not limited to the Day Count Fraction, Relevant Screen Page, Specified Time, Business Day Convention, Business Day, Interest Determination Date, Reference Banks, Additional Business Centre and/or the definition of Reference Rate applicable to the Notes, and/or the method for determining the fallback to the Reference Rate in relation to the Notes, in each case in order to follow market practice in relation to the Successor Rate or the Alternative Reference Rate (as applicable). If the Independent Adviser (in consultation with the Issuer) determines that an Adjustment Spread (as defined below) is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate (as applicable). If the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread (subject to the subsequent operation of, and to adjustment as provided in, this Condition 4(b)(viii)). For the avoidance of doubt, the Issuer and the Agent (if applicable) shall, without the requirement for any consent or approval of the Noteholders or the Couponholders, be obliged to use its reasonable endeavours to effect such amendments to the Agency Agreement and these Conditions, as applicable, as may be specified by the Independent Adviser following consultation with the Issuer in order to give effect to this Condition 4(b)(viii)(C) (such amendments, the Benchmark Amendments). For the avoidance of doubt, no Noteholder or Couponholder consent shall be required in connection with effecting the Benchmark Amendments or such other changes, including for the execution of any documents, amendments or other steps by the Issuer, the Guarantor (in the case of Notes having the benefit of the Guarantee) or the Agent (if required).

(D) the Issuer shall promptly, following the determination of any Successor Rate or Alternative Reference Rate (as applicable) and the specific terms of any Benchmark Amendments give notice thereof to the Agent and, in accordance with Condition 13, the Noteholders and the Couponholders (which notice shall be irrevocable);

0010155-0002840 ICM:32405037.8	39

(E) if a Successor Rate or an Alternative Reference Rate is not determined by an Independent Adviser in accordance with the above provisions prior to the relevant IA Determination Cut-off Date, then the Rate of Interest for the next Interest Period shall be determined by reference to the original Reference Rate and the fallback provisions set out in Condition 4(b)(ii)(B); for the avoidance of doubt, in such circumstances the Rate of Interest for any subsequent Interest Periods shall be subject to the subsequent operation of, and to adjustment as provided in, this Condition 4(b)(viii); and

(F) an Independent Adviser appointed pursuant to this Condition 4(b)(viii) shall act in good faith and in a commercially reasonable manner as an expert and in accordance with the provisions of this Condition 4(b)(viii) in respect of any determination made by it pursuant to this Condition 4(b)(viii).

For the purposes of this Condition 4(b)(viii):

Adjustment Spread means a spread (which may be positive or negative), quantum or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with the Issuer) determines is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to Noteholders and Couponholders as a result of the replacement of the Reference Rate with the Successor Rate or the Alternative Reference Rate (as applicable) and is the spread, quantum, formula or methodology which:

(1) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Reference Rate with the Successor Rate by any Relevant Nominating Body (as defined below); or

(2) in the case of a Successor Rate for which no such recommendation as referred to in (1) above has been made, or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with the Issuer) determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate (as applicable); or

(3) if the Independent Adviser determines that neither (1) nor (2) above applies, the Independent Adviser (in consultation with the Issuer) in its discretion determines (acting in good faith and in a commercially reasonable manner) to be appropriate;

Alternative Reference Rate means the rate that the Independent Adviser (in consultation with the Issuer) determines (acting in good faith and in a commercially reasonable manner) has replaced the relevant Reference Rate in customary market usage in the international debt capital markets for the purposes of determining floating rates of interest (or the relevant component thereof) in respect of bonds denominated in the Specified Currency and with an interest period of a comparable duration to the relevant Interest Period, or, if the Independent Adviser (in consultation with the Issuer) determines that there is no such rate, such other rate as the Independent Adviser (in consultation with the Issuer) determines in its sole discretion is most comparable to the relevant Reference Rate;

Benchmark Event means, with respect to a Reference Rate:

(1) the Reference Rate (A) ceasing to be published for a period of at least five consecutive Business Days or (B) ceasing to exist or be administered; or

0010155-0002840 ICM:32405037.8	40

(2) the later of (A) the making of a public statement by the administrator of such Reference Rate that it will, on or before a specified date, cease publishing such Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such Reference Rate) and (B) the date falling six months prior to the specified date referred to in (2)(A); or

(3) the making of a public statement by the supervisor of the administrator of such Reference Rate that such Reference Rate has been permanently or indefinitely discontinued; or

(4) the later of (A) the making of a public statement by the supervisor of the administrator of such Reference Rate that such Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (B) the date falling six months prior to the specified date referred to in (4)(A); or

(5) the later of (A) the making of a public statement by the supervisor of the administrator of such Reference Rate that means such Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case on or before a specified date and (B) the date falling six months prior to the specified date referred to in (5)(A); or

(6) it has, or will prior to the next Interest Determination Date become unlawful for the Issuer, the Agent, the Calculation Agent, any other party specified in the applicable Final Terms as being responsible for calculating the Rate of Interest or any Paying Agent to calculate any payments due to be made to any Noteholder or Couponholder using such Reference Rate;

Independent Adviser means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by the Issuer at its own expense;

Relevant Nominating Body means, in respect of a Reference Rate:

(1) the central bank for the currency to which the Reference Rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate; or

(2) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the Reference Rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate, (c) a group of the aforementioned central banks or other supervisory authorities, or (d) the Financial Stability Board or any part thereof; and

Successor Rate means the rate that the Independent Adviser (in consultation with the Issuer) determines (acting in good faith and in a commercially reasonable manner) is a successor to or replacement of the Reference Rate which is formally recommended by any Relevant Nominating Body.

(c) Accrual of Interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(i) the date on which all amounts due in respect of such Note have been paid; and

0010155-0002840 ICM:32405037.8	41

(ii) five days after the date on which the full amount of the moneys payable in respect of such Note has been received by the Agent and notice to that effect has been given to the Noteholders in accordance with Condition 13.

5. Payments

(a) Method of Payment

Subject as provided below:

(i) payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or at the option of the payee by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is New Zealand dollars, shall be Auckland); and

(ii) payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7.

(b) Presentation of definitive Notes and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia and its possessions)).

Fixed Rate Notes in definitive form should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

0010155-0002840 ICM:32405037.8	42

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

(c) Payments in respect of global Notes

Payments of principal and interest (if any) in respect of Notes represented by any global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes or otherwise in the manner specified in the relevant global Note, where applicable against presentation or surrender, as the case may be, of such global Note at the specified office of any Paying Agent outside the United States.

A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note either by the Paying Agent to which it was presented or in the records of Euroclear and Clearstream, Luxembourg, as applicable.

(d) General provisions applicable to payments

The holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor to, or to the order of, the holder of such global Note.

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i) the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii) payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii) such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor (in the case of Notes having the benefit of the Guarantee), adverse tax consequences to the Issuer and the Guarantor (in the case of Notes having the benefit of the Guarantee).

(e) Payment Day

If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, Payment Day means any day which (subject to Condition 8) is:

0010155-0002840 ICM:32405037.8	43

(i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(a) in the case of Notes in definitive form only, the relevant place of presentation;

(b) each Additional Financial Centre (other than TARGET2 System) specified in the applicable Final Terms;.

(ii) if TARGET2 System is specified as an Additional Financial Centre in the applicable Final Terms, a day on which the TARGET2 System is open; and

(iii) either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is New Zealand dollars shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open.

(f) Interpretation of Principal and Interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i) any additional amounts which may be payable with respect to principal under Condition 7;

(ii) the Final Redemption Amount of the Notes;

(iii) the Early Redemption Amount of the Notes;

(iv) the Optional Redemption Amount(s) (if any) of the Notes;

(v) the Make-Whole Redemption Amount(s) (if any) of the Notes;

(vi) the Residual Call Early Redemption Amount (if any) of the Notes; and

(vii) any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7.

6. Redemption and Purchase

(a) At Maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

(b) Redemption for Tax Reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate

0010155-0002840 ICM:32405037.8	44

Note), on giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable), if:

(i) on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 or (in the case of Notes having the benefit of the Guarantee) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of the Kingdom of Norway or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes; and

(ii) such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor (in the case of Notes having the benefit of the Guarantee) taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days (or, in the case of Floating Rate Notes, a number of days which is equal to the aggregate of the number of days falling within the then current interest period applicable to the Floating Rate Notes plus 60 days) prior to the earliest date on which the Issuer or, as the case may be, the Guarantor (in the case of Notes having the benefit of the Guarantee) would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition 6(b), the Issuer shall deliver to the Agent a certificate signed by one director of the Issuer or, as the case may be, one director of the Guarantor (in the case of Notes having the benefit of the Guarantee) stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor (in the case of Notes having the benefit of the Guarantee) has or will become obliged to pay such additional amounts as a result of such change or amendment.

Notes redeemed pursuant to this Condition 6(b) will be redeemed at their Early Redemption Amount referred to in paragraph (f) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c) Redemption at the Option of the Issuer (Issuer Call)

If Issuer Call is specified as being applicable in the applicable Final Terms, the Issuer shall, having given:

(i) not less than 15 nor more than 30 days' notice to the Noteholders in accordance with Condition 13; and

(ii) not less than 15 days before the giving of the notice referred to in (i), notice to the Agent;

(which notices shall be irrevocable), redeem all or, if so specified in the applicable Final Terms, some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than a Higher Redemption Amount in each case as may be

0010155-0002840 ICM:32405037.8	45

specified in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (Redeemed Notes) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion) in the case of Redeemed Notes represented by a global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the Selection Date). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 15 days prior to the date fixed for redemption. No exchange of the relevant global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 13 at least 15 days prior to the Selection Date.

(d) Make-Whole Redemption

If Make-Whole Redemption is specified as being applicable in the applicable Final Terms, the Issuer may, having given not less than 15 nor more than 60 days' notice (or such other notice period as may be specified in the applicable Final Terms) to the Noteholders in accordance with Condition 13 (which notice shall be irrevocable and shall specify the date fixed for redemption (the Make-Whole Redemption Date)), redeem all or (if redemption in part is specified as being applicable in the applicable Final Terms) some only of the Notes then outstanding on any Make-Whole Redemption Date and at the Make-Whole Redemption Amount together, if appropriate, with interest accrued to (but excluding) the relevant Make-Whole Redemption Date. If redemption in part is specified as being applicable in the applicable Final Terms, any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount in each case as may be specified in the applicable Final Terms.

In the case of a partial redemption of Notes, the Redeemed Notes will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), in the case of Redeemed Notes represented by a Global Note, on a Selection Date not more than 30 days prior to the Make-Whole Redemption Date. In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 15 days prior to the Make-Whole Redemption Date. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the Make-Whole Redemption Date pursuant to this paragraph (d) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 13 at least 15 days prior to the Selection Date.

In this Condition 6(d), Make-Whole Redemption Amount means (A) the outstanding principal amount of the relevant Note or (B) if higher, the sum, as determined by the Make-Whole Calculation Agent, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Make-Whole Redemption Date on an annual basis at the Reference Rate plus the Make-Whole Redemption Margin specified in the applicable Final Terms, where:

CA Selected Bond means a government security or securities (which, if the Specified Currency is euro, will be a German Bundesobligationen) selected by the Make-Whole Calculation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be

0010155-0002840 ICM:32405037.8	46

utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes;

Make-Whole Calculation Agent means an independent investment, merchant or commercial bank or financial institution selected by the Issuer for the purposes of calculating the Make-Whole Redemption Amount, and notified to the Noteholders in accordance with Condition 13;

Reference Bond means (A) if CA Selected Bond is specified in the applicable Final Terms, the relevant CA Selected Bond or (B) if CA Selected Bond is not specified in the applicable Final Terms, the security specified in the applicable Final Terms, provided that if the Make-Whole Calculation Agent advises the Issuer that, for reasons of illiquidity or otherwise, the relevant security specified is not appropriate for such purpose, such other central bank or government security as the Make-Whole Calculation Agent may, with the advice of Reference Market Makers, determine to be appropriate;

Reference Bond Price means (i) the average of three Reference Market Maker Quotations for the relevant Make-Whole Redemption Date, after excluding the highest and lowest Reference Market Maker Quotations, (ii) if the Make-Whole Calculation Agent obtains fewer than three, but more than one, such Reference Market Maker Quotations, the average of all such quotations, or (iii) if only one such Reference Market Maker Quotation is obtained, the amount of the Reference Market Maker Quotation so obtained;

Reference Market Maker Quotations means, with respect to each Reference Market Maker and any Make-Whole Redemption Date, the average, as determined by the Make-Whole Calculation Agent, of the bid and asked prices for the Reference Bond (expressed in each case as a percentage of its principal amount) quoted in writing to the Make-Whole Calculation Agent at the Quotation Time specified in the applicable Final Terms on the Reference Rate Determination Day specified in the applicable Final Terms;

Reference Market Makers means three brokers or market makers of securities such as the Reference Bond selected by the Make-Whole Calculation Agent or such other three persons operating in the market for securities such as the Reference Bond as are selected by the Make-Whole Calculation Agent in consultation with the Issuer; and

Reference Rate means, with respect to any Make-Whole Redemption Date, the rate per annum equal to the equivalent yield to maturity of the Reference Bond, calculated using a price for the Reference Bond (expressed as a percentage of its principal amount) equal to the Reference Bond Price for such Make-Whole Redemption Date. The Reference Rate will be calculated on the Reference Rate Determination Day specified in the applicable Final Terms.

(e) Issuer Residual Call

If Issuer Residual Call is specified as being applicable in the applicable Final Terms and, at any time, the outstanding aggregate nominal amount of the Notes is 20 per cent. or less of the aggregate nominal amount of the Series issued, the Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), on giving not less than 15 and not more than 60 days’ notice (or such other notice period as may be specified in the applicable Final Terms) to the Noteholders in accordance with Condition 13 (which notice shall be irrevocable and shall specify the date fixed for redemption) at the Residual Call Early Redemption Amount together, if appropriate, with interest accrued to (but excluding) the date of redemption.

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(f) Redemption at the Option of the Noteholders (Investor Put)

If Investor Put is specified as being applicable in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 13 not less than 15 nor more than 30 days' notice the Issuer will, upon the expiry of such notice, redeem, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

If this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must deliver such Note at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a Put Notice) and in which the holder must specify a bank account (or, if payment is by cheque, an address) to which payment is to be made under this Condition accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control. If this Note is represented by a global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be, for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg given by a holder of any Note pursuant to this paragraph shall be irrevocable except where prior to the due date of redemption an Event of Default shall have occurred and be continuing in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this paragraph and instead to declare such Note forthwith due and payable pursuant to Condition 9.

(g) Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 9, the Notes will be redeemed at the Early Redemption Amount calculated as follows:

(i) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii) in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the Final Terms, at their nominal amount; or

(iii) in the case of Zero Coupon Notes, at its Early Redemption Amount calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y

where:

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RP means the Reference Price;

AY means the Accrual Yield expressed as a decimal; and

y is the Day Count Fraction specified in the applicable Final Terms which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360 day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360 (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).

(h) Purchases

The Issuer or the Guarantor (in the case of Notes having the benefit of the Guarantee) may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantor (in the case of Notes having the benefit of the Guarantee), surrendered to any Paying Agent for cancellation.

(i) Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (g) above (together with all unmatured Coupons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

(j) Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c), (d) or (e) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (f)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i) the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii) five days after the date on which the full amount of the moneys payable has been received by the Agent and notice to that effect has been given to the Noteholders in accordance with Condition 13.

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7. Taxation

All payments of principal and interest in respect of the Notes and Coupons by the Issuer or (in the case of Notes having the benefit of the Guarantee) the Guarantor shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Kingdom of Norway or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor (in the case of Notes having the benefit of the Guarantee) shall pay such additional amounts as will result in receipt by the holders of the Notes or Coupons of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or Coupon:

(a) presented for payment in the Kingdom of Norway; or

(b) the holder of which is liable for such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with the Kingdom of Norway other than the mere holding of such Note or Coupon; or

(c) presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day.

In addition, any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (or any regulations thereunder or official interpretations thereof) (FATCA) or any intergovernmental agreement with the United States to implement FATCA (IGA) (or any law implementing such an intergovernmental agreement), and no additional amounts will be required to be paid on account of any such deduction or withholding.

Relevant Date means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13.

8. Prescription

The Notes and Coupons will become void unless claims in respect of principal and/or interest are made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).

9. Events of Default

If any one or more of the following events (each an Event of Default) shall occur and is continuing:

(a) the Issuer or (in the case of Notes having the benefit of the Guarantee) the Guarantor fails to pay any principal or interest on any of the Notes when due and such failure continues, in the case of principal or interest, for a period of 30 days; or

0010155-0002840 ICM:32405037.8	50

(b) the Issuer or (in the case of Notes having the benefit of the Guarantee) the Guarantor does not perform or comply with any one or more of its other obligations in the Notes which default is incapable of remedy or is not remedied within 90 days after notice of such default shall have been given to the Agent at its specified office by any Noteholder; or

(c) the Issuer or (in the case of Notes having the benefit of the Guarantee) the Guarantor is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or (in the case of Notes having the benefit of the Guarantee) the Guarantor; or

(d) an order is made or an effective resolution passed for the winding-up or dissolution of the Issuer, the Guarantor, or the Issuer or (in the case of Notes having the benefit of the Guarantee) the Guarantor ceases or threatens to cease to carry on all or substantially all of its business or operations, except:

(i) in the case of an Asset Transfer, provided that, where applicable, the Subsidiary or Subsidiaries to which the undertaking of assets are transferred, unconditionally and irrevocably guarantee(s) the obligations of the Issuer under the Notes and Coupons pursuant to a guarantee in the form of a deed poll to be dated on or about the date of the Asset Transfer in the form substantially the same as the Guarantee; or

(ii) for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation, on terms approved by an Extraordinary Resolution of the Noteholders; or

(e) if the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force and effect; or

(f) any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in (c) to (e) above,

then any Note may, by notice given in writing to the Agent at its specified office by the holder be declared immediately due and payable whereupon it shall become immediately due and payable at the Early Redemption Amount (as described in Condition 6(f)), together with accrued interest (if any) to the date of repayment, without further formality unless such Event of Default shall have been remedied prior to the receipt of such notice by the Agent.

As used herein:

Asset Transfer means, at any particular time, (i) any transfer or transfers by the Issuer or the Guarantor of all or substantially all of the business or operations of the Issuer or, as the case may be, the Guarantor to one or more Subsidiaries of the Issuer and/or (ii) any transfer or transfers by the Guarantor of all or substantially all of the business or operations of the Guarantor to the Issuer; and

Subsidiary means, at any particular time, a company of which the Issuer or (in the case of Notes having the benefit of the Guarantee) the Guarantor directly or indirectly owns or controls at least a majority of the outstanding voting stock giving power to elect a majority of the Board of Directors of such company.

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10. Replacement of Notes, Coupons and Talons

Should any Note, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent or any Replacement Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

11. Agent and Paying Agents

The names of the initial Agent and the other initial Paying Agents and their initial specified offices are set out below.

The Issuer and the Guarantor (in the case of Notes having the benefit of the Guarantee) is entitled to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(i) so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(ii) there will at all times be a Paying Agent with a specified office outside Norway; and

(iii) there will at all times be an Agent.

In addition, the Issuer and the Guarantor (in the case of Notes having the benefit of the Guarantee) shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 5(d). Notice of any variation, termination, appointment or change in Paying Agents will be given to the Noteholders promptly by the issuer in accordance with Condition 13.

12. Exchange of Talons

On and after the Interest Payment Date, on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8.

13. Notices

All notices regarding the Notes shall be published in a leading English language daily newspaper of general circulation in London. It is expected that such publication will be made in the Financial Times or any other daily newspaper in London. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading including publication on the website of the relevant stock exchange or relevant authority if required by those rules. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in both newspapers, on the date of the first publication in both such newspapers.

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Until such time as any definitive Notes are issued, there may (provided that, in the case of Notes listed on any stock exchange or admitted to trading by another relevant authority, such stock exchange or relevant authority permits), so long as the global Note(s) is or are held in its/their entirety on behalf of Euroclear and Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) or such website the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the Notes on the second day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg.

Notices to be given by any holder of the Notes shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a global Note, such notice may be given by any holder of a Note to the Agent via Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14. Meetings of Noteholders, Modification and Waiver

The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in nominal principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be two or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Notes or the dates on which interest is payable in respect of the Notes, (ii) to reduce or cancel the principal amount of interest on the Notes, (iii) to change the currency of payment of the Notes or the Coupons, (iv) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution, or (v) to modify or cancel the obligations of the Guarantor under the Guarantee, in which case the necessary quorum will be two or more persons holding or representing not less than 75 per cent, or at any adjourned meeting not less than 25 per cent, in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

The Agent, the Issuer and (in the case of Notes having the benefit of the Guarantee) the Guarantor may agree, without the consent of the Noteholders or Couponholders, to:

(i) any modification (except as mentioned above) of the Agency Agreement which is, in the sole opinion of the Issuer and (in the case of Notes having the benefit of the Guarantee) the Guarantor, not prejudicial to the interests of the Noteholders; or

(ii) any modification of the Notes, the Coupons or the Agency Agreement which is, in the sole opinion of the Issuer and (in the case of Notes having the benefit of the Guarantee) the Guarantor, of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law of the jurisdiction in which the Issuer is incorporated.

Any such modification shall be binding on the Noteholders and the Couponholders and any such modification shall be notified to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

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In addition, the Agent shall be obliged to use its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 4(b)(viii) above, without the consent of the Noteholders or the Couponholders.

15. Substitution

The Issuer, or any previously substituted company, may at any time, without the consent of the Noteholders or the Couponholders, substitute for itself as principal debtor under the Notes and the Coupons a company (the Substitute) as principal debtor under the Notes or Coupons in the manner specified in Schedule 6 to the Agency Agreement, provided that no payment in respect of the Notes or the Coupons is at the relevant time overdue. The substitution shall be made by a deed poll (the Deed Poll), to be substantially in the form exhibited to the Agency Agreement, and may take place only if:

(i) the Substitute shall, by means of the Deed Poll, agree to indemnify each Noteholder and Couponholder against any tax, duty, assessment or governmental charge which is imposed on it by (or by any authority in or of) the jurisdiction of the country of the Substitute's residence for tax purposes and/or, if different, of its incorporation with respect to any Note or Coupon and which would not have been so imposed had the substitution not been made, as well as against any tax, duty, assessment or governmental charge, and any cost or expense, relating to the substitution;

(ii) the obligations of the Substitute under the Deed Poll, the Notes and the Coupons shall be unconditionally and irrevocably guaranteed by the Issuer by means of the Deed Poll;

(iii) all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) to ensure that the Deed Poll, the Notes and Coupons represent valid, legally binding and enforceable obligations of the Substitute and in the case of the Deed Poll of the Issuer have been taken, fulfilled and done and are in full force and effect;

(iv) the Substitute shall have become party to the Agency Agreement, with any appropriate consequential amendments, as if it had been an original party to it;

(v) each stock exchange or listing authority which has the Notes listed on such stock exchange shall have confirmed that following the proposed substitution of the Substitute the Notes would continue to be listed on such stock exchange;

(vi) legal opinions addressed to the Noteholders shall have been delivered to them (care of the Agent) from a lawyer or firm of lawyers with a leading securities practice in each jurisdiction referred to in (i) above and in England as to the fulfilment of the preceding conditions of this Condition 15 and the other matters specified in the Deed Poll; and

(vii) the Issuer shall have given at least 14 days' prior notice of such substitution to the Noteholders, stating that copies, or, pending execution, the agreed text, of all documents in relation to the substitution which are referred to above, or which might otherwise reasonably be regarded as material to Noteholders, will be available for inspection at the specified office of each of the Paying Agents. References in Condition 9 to obligations under the Notes shall be deemed to include obligations under the Deed Poll, and the events listed in Condition 9, shall be deemed to include that guarantee not being (or being claimed by the guarantor not to be) in full force and effect and the provisions of Condition 9(c) to 9(e) inclusive shall be deemed to apply in addition to the guarantor.

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16. Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders or Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

17. Contracts (Rights of Third Parties) Act 1999

A person who is not a Noteholder has no right under the Contracts (Rights of Third Parties) Act 1999 (the Act) to enforce any term of the Notes, but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

18. Governing Law and Submission to Jurisdiction

(a) The Agency Agreement, the Guarantee, the Notes and the Coupons and any non- contractual obligations arising out of or in connection with the Agency Agreement, the Guarantee, the Notes and the Coupons are governed by, and shall be construed in accordance with, English law.

(b) Subject to paragraph (c) below, the courts of England are to have jurisdiction to settle any disputes (including a dispute relating to any non-contractual obligations) which may arise out of or in connection with the Guarantee, the Notes or the Coupons and accordingly any legal action or proceedings arising out of or in connection with the Guarantee, the Notes or the Coupons (Proceedings) may be brought in such courts. Each of the Issuer and the Guarantor irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in any such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

(c) This paragraph (c) is for the benefit of each of the Noteholders and Couponholders only. To the extent permitted by applicable law, each of the Noteholders and Couponholders may take Proceedings against the Issuer and/or the Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

(d) Each of the Issuer and the Guarantor irrevocably appoints Equinor UK Limited at its registered office in England for the time being at One Kingdom Street, Paddington Central, London W2 6BD to receive service of process in any Proceedings in England based on any of the Notes or Coupons. If for any reason the Issuer or Guarantor does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Noteholders of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.

0010155-0002840 ICM:32405037.8	55

AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL

PAYING AGENT

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building - Polaris
2-4 rue, Eugène Ruppert
L-2453 Luxembourg

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

0010155-0002840 ICM:32405037.8	56

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS AND TALONS

PART 1

FORM OF TEMPORARY GLOBAL NOTE

EQUINOR ASA

TEMPORARY GLOBAL NOTE

Unconditionally and irrevocably guaranteed by
EQUINOR ENERGY AS

This Global Note is a Temporary Global Note in respect of a duly authorised issue of Notes (the Notes) of Equinor ASA (the Issuer) described, and having the provisions specified, in Part A of the attached Final Terms (the Final Terms). References in this Global Note to the Conditions shall be to the Terms and Conditions of the Notes other than VPS Notes as set out in Schedule 1 to the Agency Agreement (as defined below) as completed by the information set out in the Final Terms, but in the event of any conflict between the provisions of (a) that Schedule or (b) this Global Note and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 10 May 2019 and made between the Issuer, Equinor Energy AS as guarantor (the Guarantor), The Bank of New York Mellon (the Agent) and the other agents named in it.

For value received the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer of this Global Note on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes represented by this Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon (if the Final Terms indicates that this Global Note is not intended to be a New Global Note) presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other paying agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer and the Guarantor in respect of the Notes, but in each case subject to the requirements as to certification provided below.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate nominal amount from time to time entered in the records of both Euroclear Bank SA/NV and Clearstream Banking S.A. (together, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer's interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Global Note at any time (which statement shall be made

0010155-0002840 ICM:32405037.8	57

available to the bearer upon request) shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part 2 or 3 of Schedule One or in Schedule Two.

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a) if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(b) if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One and the relevant space in Schedule One recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, purchase and cancellation, the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

Prior to the Exchange Date (as defined below), all payments (if any) on this Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not be entitled to receive any payment of interest due on or after the Exchange Date unless upon due certification exchange of this Global Note is improperly withheld or refused.

On or after the date (the Exchange Date) which is 40 days after the Issue Date this Global Note may be exchanged in whole or in part (free of charge) for, as specified in the Final Terms, either:

(a) security printed Definitive Notes and (if applicable) Coupons and Talons in the form set out in Part 3, Part 4 and Part 5 respectively of Schedule 2 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and Talons and the Final Terms (or the relevant provisions of the Final Terms) have been endorsed on or attached to such Definitive Notes); or

(b) either, (i) if the Final Terms indicates that this Global Note is intended to be a New Global Note, interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or, (ii) if the Final Terms indicates that this Global Note is not intended to be a New Global Note, a Permanent Global Note, which, in either case, is in or substantially in the form set out in Part 2 of Schedule 6 to the Agency Agreement (together with the Final Terms attached to it),

0010155-0002840 ICM:32405037.8	58

in each case upon notice being given by a relevant Clearing System acting on the instructions of any holder of an interest in this Global Note.

If Definitive Notes and (if applicable) Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Coupons and/or Talons in accordance with the terms of this Global Note.

This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London. The Issuer shall procure that, as appropriate, (i) the Definitive Notes or (as the case may be) the Permanent Global Note issued and delivered, or (ii) the interests in the Permanent Global Note (where the Final Terms indicates that this Global Note is intended to be a New Global Note) shall be recorded in the records of the relevant Clearing System, in each case in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership from such person in the form required by it. The aggregate nominal amount of Definitive Notes or interests in a Permanent Global Note issued upon an exchange of this Global Note will, subject to the terms hereof, be equal to the aggregate nominal amount of this Global Note submitted by the bearer for exchange.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Agent. On an exchange of part only of this Global Note, the Issuer shall procure that:

(a) if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems; or

(b) if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two and the relevant space in Schedule Two recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall also be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two to the Permanent Global Note recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note, the bearer of this Global Note shall in all respects (except as otherwise provided in this Global Note) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and/or Talons (if any) represented by this Global Note. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this Global Note as the absolute owner of this Global Note for all purposes.

In the event that this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date (if any) has occurred and, in either case, payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above, then from 8.00 p.m. (London time) on such day each Noteholder will become entitled to proceed directly against the Issuer on, and subject to, the terms of the Deed of Covenant executed by the Issuer on 10 May 2019 (as amended, supplemented, novated and/or restated as at the Issue Date) in respect of the Notes and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under the Deed of Covenant).

0010155-0002840 ICM:32405037.8	59

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

If any provision in or obligation under this Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Global Note, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Global Note.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by the Agent and, if the Final Terms indicates that this Global Note is intended to be a NGN (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which effectuation is applicable, effectuated by the entity appointed as common safe-keeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

EQUINOR ASA

By:

Authenticated without recourse,
warranty or liability by

 THE BANK OF NEW YORK  MELLON

 By:

Effectuated without recourse,
warranty or liability by

..................................................
as common safekeeper

 By:

0010155-0002840 ICM:32405037.8	60

SCHEDULE ONE TO THE TEMPORARY GLOBAL NOTE[1] PART 1 INTEREST PAYMENTS
Date made	Total amount of interest payable	Amount of interest paid	Confirmation of payment on behalf of the Issuer

[1] Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

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PART 2 REDEMPTIONS
Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption on behalf of the Issuer

* See the most recent entry in Part 2 or 3 of Schedule One or in Schedule Two in order to determine this amount.

0010155-0002840 ICM:32405037.8	62

PART 3 PURCHASES AND CANCELLATIONS
Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation on behalf of the Issuer

* See the most recent entry in Part 2 or 3 of Schedule One or in Schedule Two in order to determine this amount.

0010155-0002840 ICM:32405037.8	63

SCHEDULE TWO TO THE TEMPORARY GLOBAL NOTE [2] EXCHANGES FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE
The following exchanges of a part of this Global Note for Definitive Notes or a Permanent Global Note have been made:
Date made	Nominal amount of this Global Note exchanged for Definitive Notes or a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange*	Notation made on behalf of the Issuer

[2] Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

* See the most recent entry in Part 2 or 3 of Schedule One or in Schedule Two in order to determine this amount.

0010155-0002840 ICM:32405037.8	64

PART 2

FORM OF PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

EQUINOR ASA

PERMANENT GLOBAL NOTE

Unconditionally and irrevocably guaranteed by
EQUINOR ENERGY AS

This Global Note is a Permanent Global Note in respect of a duly authorised issue of Notes (the Notes) of Equinor ASA (the Issuer) described, and having the provisions specified, in Part A of the attached Final Terms (the Final Terms). References in this Global Note to the Conditions shall be to the Terms and Conditions of the Notes other than VPS Notes as set out in Schedule 1 to the Agency Agreement (as defined below) as completed by the information set out in the Final Terms, but in the event of any conflict between the provisions of (a) that Schedule or (b) this Global Note and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 10 May 2019 and made between the Issuer, Equinor Energy AS (the Guarantor), The Bank of New York Mellon (the Agent) and the other agents named in it.

For value received the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer of this Global Note on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes represented by this Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon (if the Final Terms indicates that this Global Note is not intended to be a New Global Note) presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other paying agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer and the Guarantor in respect of the Notes.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV and Clearstream Banking S.A. (together, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer's interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Global Note at any time (which statement shall be made

0010155-0002840 ICM:32405037.8	65

available to the bearer upon request) shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the aggregate nominal amount stated in the Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part 2 or 3 of Schedule One or in Schedule Two.

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i) if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(ii) if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One and the relevant space in Schedule One recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

Where the Notes have initially been represented by one or more Temporary Global Notes, on any exchange of any such Temporary Global Note for this Global Note or any part of it, the Issuer shall procure that:

(i) if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems; or

(ii) if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two and the relevant space in Schedule Two recording any such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of the Notes represented by this Global Note shall be increased by the nominal amount any such Temporary Global Note so exchanged.

In certain circumstances further notes may be issued which are intended on issue to be consolidated and form a single Series with the Notes. In such circumstances the Issuer shall procure that:

(i) if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such further notes shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the amount of such further notes so issued; or

(ii) if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such further notes shall be entered by or on behalf of the Issuer in Schedule Two and the relevant space in Schedule Two recording such further notes shall be signed by or on behalf of the Issuer,

0010155-0002840 ICM:32405037.8	66

whereupon the nominal amount of the Notes represented by this Global Note shall be increased by the nominal amount of any such further notes so issued.

This Global Note may be exchanged in whole but not in part (free of charge) for security printed Definitive Notes and (if applicable) Coupons and/or Talons in the form set out in Part 3, Part 4 and Part 5 respectively of Schedule 2 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and Talons and the Final Terms (or the relevant provisions of the Final Terms) have been endorsed on or attached to such Definitive Notes) either, as specified in the Final Terms:

(a) upon not less than 60 days' written notice being given to the Agent by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note; or

(b) only upon the occurrence of an Exchange Event.

An Exchange Event means:

(i) an Event of Default (as defined in Condition 9) has occurred and is continuing; or

(ii) the Issuer has been notified that both the relevant Clearing Systems have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available.

If this Global Note is only exchangeable following the occurrence of an Exchange Event:

(A) the Issuer will promptly give notice to Noteholders in accordance with Condition 13 upon the occurrence of an Exchange Event; and

(B) in the event of the occurrence of any Exchange Event, one or more of the relevant Clearing Systems acting on the instructions of any holder of an interest in this Global Note may give notice to the Agent requesting exchange. Any such exchange shall occur no later than 45 days after the date of receipt of the first relevant notice by the Agent.

Any such exchange will be made on any day (other than a Saturday or Sunday) on which banks are open for general business in London by the bearer of this Global Note. On an exchange of this Global Note, this Global Note shall be surrendered to or to the order of the Agent. The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note at the time of such exchange.

Until the exchange of this Global Note, the bearer of this Global Note shall in all respects (except as otherwise provided in this Global Note) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and/or Talons (if any) represented by this Global Note. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this Global Note as the absolute owner of this Global Note for all purposes.

In the event that (a) this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and, in either case, payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above, or (b) following an Exchange Event, this Global Note is not duly exchanged for definitive Notes by the day provided above, then from 8.00 p.m. (London time) on such day each Noteholder will become entitled to proceed directly against the Issuer on, and subject to, the terms of the Deed of Covenant executed by the Issuer on 10 May 2019 (as amended, supplemented, novated and/or restated as at the Issue Date) in respect of the Notes and the bearer

0010155-0002840 ICM:32405037.8	67

will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under the Deed of Covenant).

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

If any provision in or obligation under this Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Global Note, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Global Note.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by the Agent and, if the Final Terms indicates that this Global Note is intended to be a NGN (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which effectuation is applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

EQUINOR ASA

By:

Authenticated without recourse,
warranty or liability by

 THE BANK OF NEW YORK  MELLON

 By:

Effectuated without recourse,
warranty or liability by

..................................................
as common safekeeper

 By:

0010155-0002840 ICM:32405037.8	68

SCHEDULE ONE TO THE PERMANENT GLOBAL NOTE[3] PART 1 INTEREST PAYMENTS
Date made	Total amount of interest payable	Amount of interest paid	Confirmation of payment on behalf of the Issuer

[3] Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

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PART 2 REDEMPTIONS
Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption on behalf of the Issuer

* See the most recent entry in Part 2 or 3 of Schedule One or in Schedule Two in order to determine this amount.

0010155-0002840 ICM:32405037.8	70

PART 3 PURCHASES AND CANCELLATIONS
Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation on behalf of the Issuer

* See the most recent entry in Part 2 or 3 of Schedule One or in Schedule Two in order to determine this amount.

0010155-0002840 ICM:32405037.8	71

SCHEDULE TWO TO THE PERMANENT GLOBAL NOTE [4] SCHEDULE OF EXCHANGES AND ISSUES OF FURTHER NOTES
The following exchanges or further notes affecting the nominal amount of this Global Note have been made:
Date made	Nominal amount of Temporary Global Note exchanged for this Global Note or nominal amount of further notes issued	Remaining nominal amount of this Global Note following such exchange or further notes issued*	Notation made on behalf of the Issuer

[4] Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

* See the most recent entry in Part 2 or 3 of Schedule One or in Schedule Two in order to determine this amount.

0010155-0002840 ICM:32405037.8	72

PART 3

FORM OF DEFINITIVE NOTE

(Face of Note)

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

EQUINOR ASA

unconditionally and irrevocably guaranteed
by EQUINOR ENERGY AS

[Specified Currency and Nominal Amount of Tranche]
EURO MEDIUM TERM NOTES DUE [Year of Maturity]

This Note is one of a duly authorised issue of Euro Medium Term Notes denominated in the Specified Currency maturing on the Maturity Date (the Notes) of Equinor ASA (the Issuer). References herein to the Conditions shall be to the Terms and Conditions of the Notes other than VPS Notes [endorsed hereon/set out in Schedule 1 to the Agency Agreement (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as completed by the Final Terms (the Final Terms) (or the relevant provisions of the Final Terms) endorsed hereon, but in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.

This Note is issued subject to, and with the benefit of, the Conditions and an amended and restated Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented or restated from time to time) dated 10 May 2019 and made between [(inter alios)] the Issuer, Equinor Energy AS as guarantor, The Bank of New York Mellon (the Agent) and the other parties named therein.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of this Note on each such date and to pay interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions.

This Note shall not be validly issued unless authenticated by the Agent.

IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.

EQUINOR ASA

By:	..................................................................................
Authorised Signatory

(1) This legend can be deleted if the Notes have an initial maturity of 365 days or less.

0010155-0002840 ICM:32405037.8	73

Authenticated without recourse, warranty or liability by THE BANK OF NEW YORK MELLON By:

0010155-0002840 ICM:32405037.8	74

(Reverse of Note)

Terms and Conditions of the Notes other than VPS Notes

[Terms and Conditions of the Notes other than VPS Notes to be as set out in Schedule 1 to the Agency Agreement]

Final Terms

[Here may be set out text of Final Terms relating to the Notes]

0010155-0002840 ICM:32405037.8	75

PART 4

FORM OF COUPON

(Face of Coupon)

EQUINOR ASA

[Specified Currency and Nominal Amount Tranche]
NOTES DUE [Year of Maturity]
Series No. [   ]

Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately	Coupon for
negotiable and subject to the Terms and	[ ]
Conditions of the Notes other than
VPS Notes of the said Notes.	due on
[ ]
20[ ]]

Part B

[For Floating Rate Notes:

Coupon for the amount due in accordance with	Coupon due
the Terms and Conditions of the Notes other than
VPS Notes on the said Notes on	in [ ]
the Interest Payment Date falling in	20[ ]]
[ ]20[ ]]

This Coupon is payable to bearer, separately
negotiable and subject to such Terms and
Conditions of the Notes other than
VPS Notes, under which it may become void
before its due date.]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

00	000000	[ISIN]	00	000000

0010155-0002840 ICM:32405037.8	76

PART 5

FORM OF TALON

(Face of Talon)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

EQUINOR ASA

[Specified Currency and Nominal Amount of Tranche]
EURO MEDIUM TERM NOTES DUE [Year of Maturity]
Series No. [   ]

On and after [  ] further Coupons [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of the Agent or any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions of the Notes other than VPS Notes endorsed on the Notes to which this Talon appertains.

EQUINOR ASA

By:	..................................................................................
Authorised Signatory

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(Reverse of Coupon and Talon)

AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL

PAYING AGENT

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building - Polaris
2-4 rue, Eugène Ruppert
L-2453 Luxembourg

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

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SCHEDULE 3

FORM OF DEED OF COVENANT

THIS DEED OF COVENANT is made on 10 May 2019 by EQUINOR ASA (the Issuer) in favour of the account holders specified below of Clearstream Banking S.A., Euroclear Bank SA/NV, and/or any other additional clearing system or systems as are specified in Part B of the Final Terms relating to any Note (as defined below) (each a Clearing System).

WHEREAS:

(A) The Issuer has entered into an amended and restated Programme Agreement (the Programme Agreement, which expression includes the same as it may be further amended and/or restated and/or supplemented from time to time) dated 10 May 2019 with the Dealers named therein under which the Issuer proposes from time to time to issue Euro Medium Term Notes (the Notes).

(B) The Notes (other than the VPS Notes (as defined in the Programme Agreement)) will initially be represented by, and comprised in, Temporary Global Notes (the Temporary Global Notes) and thereafter may be represented by, and comprised in, Permanent Global Notes (the Permanent Global Notes, the Temporary Global Notes and Permanent Global Notes being herein together called the Global Notes) representing a certain number of underlying Notes (the Underlying Notes).

(C) Each Global Note may, after issue, be deposited with a depositary for one or more Clearing Systems (each such Clearing System or all such Clearing Systems together, the Relevant Clearing System). Upon such deposit of a Global Note the Underlying Notes represented by such Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System. Any account holder with the Relevant Clearing System which has Underlying Notes credited to its securities account from time to time (each a Relevant Account Holder) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer such Underlying Notes and (subject to and upon payment being made by the Issuer to the bearer in accordance with the terms of the relevant Global Note) will be entitled to receive payments from the Relevant Clearing System calculated by reference to the Underlying Notes credited to its securities account.

(D) In certain circumstances specified in each Global Note, the bearer of the Global Note will have no further rights under the Global Note (but without prejudice to the rights which any person may have pursuant to this Deed of Covenant). The time at which this occurs is hereinafter referred to as the Relevant Time. In such circumstances each Relevant Account Holder will, subject to and in accordance with the terms of this Deed, acquire against the Issuer all those rights which such Relevant Account Holder would have had if, prior to the Relevant Time, duly executed and authenticated Definitive Note(s) (as defined in the Agency Agreement (the Agency Agreement, which expression includes the same as it may be further amended and/or restated and/or supplemented from time to time) dated 10 May 2019) and interest coupons (the Coupons) appertaining to the Definitive Note(s) (if appropriate) had been issued in respect of its Underlying Note(s) and such Definitive Notes(s) and Coupons (if appropriate) were held and beneficially owned by such Relevant Account Holder.

NOW THIS DEED WITNESSES AS FOLLOWS:

1. If at any time the bearer of the Global Note ceases to have rights under it in accordance with the terms thereof, the Issuer hereby undertakes and covenants with each Relevant Account Holder (other than when any Relevant Clearing System is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time,

0010155-0002840 ICM:32405037.8	79

without the need for any further action on behalf of any person, against the relevant Issuer all those rights which such Relevant Account Holder would have had if at the Relevant Time it held and beneficially owned duly executed and authenticated Definitive Note(s) and Coupons (if appropriate) in respect of each Underlying Note represented by such Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The Issuer's obligation pursuant to this clause shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

2. The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For the purposes hereof a statement issued by the Relevant Clearing System stating:

(a) the name of the Relevant Account Holder to which such statement is issued; and

(b) the aggregate nominal amount of Underlying Notes credited to the securities account of such Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

3. In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System (in the absence of manifest error) shall be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the Relevant Clearing System.

4. The Issuer undertakes in favour of each Relevant Account Holder that, in relation to any payment to be made by it under this Deed, it will comply with the provisions of Condition 7 to the extent that they apply to any payments in respect of Underlying Notes as if those provisions had been set out in full in this Deed.

5. The Issuer agrees to pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Deed and any action taken by any Relevant Account Holder to enforce the provisions of this Deed.

6. The Issuer hereby warrants, represents and covenants with each Relevant Account Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

7. This Deed shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time and for the time being. This Deed shall be deposited with and held by the depositary or common safekeeper, as the case may be, for the Relevant Clearing System (being at the date hereof The Bank of New York Mellon at One Canada Square, London E14 5AL) until all the obligations of the Issuer hereunder have been discharged in full.

8. The Issuer hereby acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained herein are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce the said obligations against the Issuer.

0010155-0002840 ICM:32405037.8	80

9. If any provision in or obligation under this Deed is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Deed, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Deed.

10. This Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) and accordingly any legal action or proceedings arising out of or in connection with this Agreement (Proceedings) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in any such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Relevant Account Holders and, to the extent allowed by applicable law, shall not limit the right or any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

The Issuer irrevocably appoints Equinor UK Limited (whose offices are at the date of this Agreement at One Kingdom Street, Paddington Central, London W2 6BD) as its authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for service of process, the Issuer shall forthwith, on request of the Agent, appoint a new agent for service of process in England and deliver to the Agent a copy of the new agent's acceptance of that appointment within 30 days. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof the Issuer has caused this Deed to be duly executed the day and year first above mentioned.

EXECUTED as a DEED under seal	)
by EQUINOR ASA	)
and signed and	)
delivered as a deed on its	)
behalf by	)
in the presence of:	)

Witness's Signature:………………………..........

Name:…………………………………………....

Address:…………………………………………

0010155-0002840 ICM:32405037.8	81

SCHEDULE 4

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1. As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(a) voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(i) that on the date thereof Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(A) the conclusion of the meeting specified in such certificate or, if applicable, any adjourned such meeting; and

(B) the surrender of the certificate to the Paying Agent who issued the same; and

(ii) that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(b) block voting instruction shall mean an English language document issued by a Paying Agent and dated in which:

(i) it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(A) the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(B) the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(ii) it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned

0010155-0002840 ICM:32405037.8	82

such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(iii) the total number and the serial numbers of the Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(iv) (iv) one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in paragraph (c) above as set out in such document.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

(c) References herein to the Notes are to the Notes in respect of which the relevant meeting is convened.

2. The Issuer may at any time and, upon a requisition in writing of Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the requisitionists. Whenever the Issuer is about to convene any such meeting it shall forthwith give notice in writing to the Agent and the Dealers of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Agent may approve.

3. At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 13. Such notice shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include a statement to the effect that Notes may be deposited with Paying Agents for the purpose of obtaining voting certificates or appointing proxies not less than 24 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).

4. Some person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5. At any such meeting one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 20 per cent. in nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the

0010155-0002840 ICM:32405037.8	83

commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(a) modification of the Maturity Date of the Notes or reduction or cancellation of the nominal amount payable upon maturity; or

(b) reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the rate of interest in respect of the Notes; or

(c) reduction of any Minimum Interest Rate and/or Maximum Interest Rate specified in the applicable Final Terms of any Note; or

(d) modification of the currency in which payments under the Notes and/or Coupons appertaining thereto are to be made; or

(e) modification of the majority required to pass an Extraordinary Resolution; or

(f) the sanctioning of any such scheme or proposal as is described in paragraph 18(f) below; or

(g) alteration of this proviso or the proviso to paragraph 6 below; the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 75 per cent. in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of Notes, whether or not they are present at the meeting, and on all holders of Coupons appertaining to such Notes.

6. If within fifteen minutes after the time appointed for any such meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman and approved by the Agent) and at such adjourned meeting one or more persons present holding Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than a clear majority in nominal amount of the Notes for the time being outstanding.

7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Notes or voting certificates or being proxies at the adjourned meeting whatever the nominal amount

0010155-0002840 ICM:32405037.8	84

of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8. Except whilst the Notes are in global form and only one proxy is attending the meeting, every question submitted to a meeting shall be decided in the first instance by a show of hands. In case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9. At any meeting, unless the Notes are in global form and only one proxy is attending the meeting or a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or by one or more persons present holding Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held by them), a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10. Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11. The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12. Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. Any director or officer of the Issuer and its lawyers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of outstanding in subclause 1.2 of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or Notes of which he is the holder or a voting certificate or is a proxy. Neither the Issuer nor any of its Subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.

14. Subject as provided in paragraph 13 hereof at any meeting:

(a) on a show of hands every person who is present in person and produces a Note or voting certificate or is a proxy shall have one vote; and

(b) on a poll every person who is so present shall have one vote in respect of:

(i) in the case of a meeting of the holders of Notes all of which are denominated in a single currency, each minimum integral amount of such currency; and

0010155-0002840 ICM:32405037.8	85

(ii) in the case of a meeting of the holders of Notes denominated in more than one currency, each €1.00 or, in the case of a Note denominated in a currency other than euro, the equivalent of €1.00 in such currency at the Agent's spot buying rate for the relevant currency against euro at or about 11.00 a.m. (London time) on the date of publication of the notice of the relevant meeting (or of the original meeting of which such meeting is an adjournment), or such other amount as the Agent shall in its absolute discretion stipulate in nominal amount of Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15. The proxies named in any block voting instruction need not be Noteholders.

16. Each block voting instruction together (if so requested by the Issuer) with proof satisfactory to the Issuer of its due execution on behalf of the relevant Paying Agent shall be deposited at such place as the Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction shall be deposited with the Agent before the commencement of the meeting or adjourned meeting but the Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17. Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders' instructions pursuant to which it was executed PROVIDED THAT no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been approved by the Agent for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18. A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) only, namely:

(a) power to sanction any compromise or arrangement proposed to be made between the Issuer and the Noteholders and Couponholders or any of them;

(b) power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and Couponholders against the Issuer or against any of its property whether such rights shall arise under this Agreement, the Notes or the Coupons or otherwise;

(c) power to assent to any modification of the provisions contained in this Agreement or the Conditions, the Notes, the Coupons or the Deed of Covenant which shall be proposed by the Issuer;

(d) power to give any authority or sanction which under the provisions of this Agreement or the Notes is required to be given by Extraordinary Resolution;

0010155-0002840 ICM:32405037.8	86

(e) power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(f) power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash; and

(g) power to approve the substitution of any entity in place of (i) the Issuer (or any previous substitute) as the principal debtor in respect of the Notes and the Coupons.

19. Any resolution (i) passed at a meeting of the Noteholders duly convened and held; (ii) passed as a resolution in writing or (iii) passed by way of electronic consents given by Noteholders through the relevant clearing system(s), in accordance with the provision hereof shall be binding upon all the Noteholders whether present or not present at such meeting referred to in (i) above and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known PROVIDED THAT the non publication of such notice shall not invalidate such resolution.

20. The expression Extraordinary Resolution when used in this Agreement or the Conditions means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than 75 per cent. of the persons voting thereat upon a show of hands or if a poll be duly demanded then by a majority consisting of not less than 75 per cent. of the votes given on such poll or (b) a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes for the time being outstanding, which resolution in writing may be contained in one document or in several documents in similar form each signed by or on behalf of one or more of the Noteholders or (c) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Agent) by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes for the time being outstanding.

21. Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

22. Subject to all other provisions contained herein the Agent may without the consent of the Issuer, the Noteholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Agent may in its sole discretion think fit.

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SCHEDULE 5

FORM OF PUT NOTICE
for Notes in definitive form

EQUINOR ASA
[title of relevant Series of Notes]

By depositing this duly completed Notice with any Paying Agent for the above Series of Notes (the Notes) the undersigned holder of such Notes surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes redeemed in accordance with Condition 6(f) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of ..............

bearing the following serial numbers:
................................................................
................................................................
................................................................

If the Notes referred to above are to be returned (1) to the undersigned under subclause 10.4 of the Agency Agreement, they should be returned by post to:

.........................
.........................
..........................

Payment Instructions

Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account] (2):

Bank:	................................

Branch Address:	................................

Branch Code:	................................

Account Number:	................................

Signature of holder:	................................
Duly authorised on behalf of [ ]
[To be completed by recipient Paying Agent]

Details of missing unmatured Coupons	........................... (3)

Received by:	................................

0010155-0002840 ICM:32405037.8	88

[Signature and stamp of Paying Agent]
At its office at:	................................

On: ................................

Notes

(1) The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.

(2) Delete as applicable.

(3) Only relevant for Fixed Rate Notes in definitive form.

N.B. The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in subclause 10.4 of the Agency Agreement.

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SCHEDULE 6

FORM OF DEED POLL

This Deed Poll is made on [     ] by Equinor ASA as existing issuer (in its capacity as existing issuer of the Notes (as defined below), the Existing Issuer), a company incorporated in [     ], [name of Substitute] as the substitute of the Existing Issuer (the Substitute), a company incorporated in [     ] and Equinor Energy AS as guarantor (in its capacity as guarantor, the Guarantor), a company incorporated in The Kingdom of Norway.

(A) The Existing Issuer has entered into a Programme Agreement (the Programme Agreement which expression includes the same as it may be amended, supplemented or restated from time to time) with the Dealers named therein under which the Existing Issuer has issued and has outstanding Euro Medium Term Notes (Notes).

(B) The Notes have been issued subject to and have the benefit of an Agency Agreement (the Agency Agreement which expression includes the same as it may be amended, supplemented or restated from time to time) and entered into between, inter alios, the Existing Issuer, The Bank of New York Mellon as Agent (the Agent which expression shall include its successor or successors for the time being under the Agency Agreement) and the other parties named therein.

(C) The Existing Issuer has executed a Deed of Covenant (the Deed of Covenant, which expression includes the same as it may be amended, supplemented or restated from time to time) relating to Global Notes (as defined in the Agency Agreement) issued by the Existing Issuer pursuant to the Programme Agreement.

(D) It has been proposed that in respect of the Notes there will be a substitution of the Substitute for the Existing Issuer as the issuer of the Notes. Expressions defined in the Agency Agreement have the same meaning in this Deed unless the context requires otherwise.

(E) References herein to Notes include any Underlying Notes (as defined in the Deed of Covenant). References herein to Coupons are to Coupons relating to the Notes. References herein to Holder means any Noteholder, Couponholder or, in relation to any Underlying Notes, any Relevant Account Holder.

THIS DEED WITNESSES as follows:

1. The Substitute agrees that, with effect from and including the first date on which notice has been given by the Existing Issuer pursuant to Condition 15 and all the other requirements of such Condition have been met (the Effective Date), it shall be deemed to be an Issuer for all purposes in respect of the Notes and any Coupons and accordingly it shall be entitled to all the rights, and subject to all the liabilities, on the part of the Existing Issuer contained in them.

2. With effect from and including the Effective Date:

(a) the Existing Issuer shall be released from all its liabilities, in its capacity as issuer of the Notes, contained in the Notes and any Coupons; and

(b) the Terms and Conditions of the Notes (the Conditions) shall be amended as follows:

(i) all references to the Kingdom of Norway in Condition 6(b) shall be replaced by references to "[jurisdiction of a country of residence of the Substitute for tax purposes and/or, if different, of its incorporation]"; and

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(ii) all references to the Kingdom of Norway in Condition 7 shall be replaced by references to "[jurisdiction of a country of residence of the Substitute for tax purposes and/or, if different, of its incorporation]".

3. (a) The Guarantor unconditionally and irrevocably guarantees that, if for any reason the Substitute does not pay any sum payable by it under any Note or Coupon (whether or not attached to it) or this Deed on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantor will pay that sum in the currency in which it is payable under such Note to the Holder on that date on demand to the Guarantor at [     ].

(b) As between the Guarantor and each Holder but without effecting the Substitute's obligations, the Guarantor will be liable under this Deed as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect is liability if it were the sole principal debtor (including (i) any time, indulgence, concession, waiver or consent at any time given to the Substitute or any other person, (ii) any amendment or supplement to any of the Conditions or to this Deed or to any security or other guarantee or indemnity, (iii) the making or absence of any demand on the Substitute or any other person for payment, (iv) the enforcement or absence of enforcement of any Note or any Coupon or this Deed or of any security or other guarantee or indemnity, (v) the taking, existence or release of any security, guarantee or indemnity, (vi) the winding-up, dissolution, amalgamation, reconstruction or reorganisation of the Substitute or any other person or (vii) the illegality, invalidity or unenforceability of or any defect in any provision of any Note or any Coupon or this Deed or any of the Substitute's obligations under any of them).

(c) The Guarantor's obligations under this Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under the Notes or any Coupons or this Deed. Furthermore, these obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise, and may be enforced without first having recourse to the Substitute, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands whatsoever.

(d) So long as any sum remains payable under any Note or any Coupon or this Deed no right of the Guarantor, by reason of the performance of any of its obligations under this Deed, to be indemnified by the Substitute or to take the benefit of or enforce any security or other guarantee or indemnity shall be exercised or enforced.

(e) The Guarantor shall on demand indemnify the relevant Holder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Substitute under any relevant Note or Coupon or this Deed and the Guarantor shall in any event pay to it on demand the amount as refunded by it.

(f) As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees: (i) that any sum which, although expressed to be payable by the Substitute under any Note or any Coupon or this Deed, is for any reason (whether or not now existing and whether or not now known or becoming known to the Substitute, the Guarantor or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it if it were the sole principal debtor and shall be paid by it to the relevant Holder on demand and (ii) as a primary obligation to indemnify each Holder against any loss suffered by it as a result of any sum

0010155-0002840 ICM:32405037.8	91

expressed to be payable by the Substitute under any Note or any Coupon or this Deed not being paid by the time, on the date and otherwise in the manner specified therein or any payment obligation of the Substitute under any Note or any Coupon or this Deed being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Substitute, the Guarantor or any Noteholder or Couponholder), the amount of that loss being the amount expressed to be payable by the Substitute in respect of the relevant sum.

4. All payments by the Guarantor under this Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Kingdom of Norway or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event the Guarantor shall pay such additional amounts as will result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note or Coupon:

(a) to, or to a third party on behalf of, a Holder who would not be liable or subject to the withholding or the deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority;

(b) to, or to a third party on behalf of, a Holder who is liable to such taxes, duties, assessments or governmental charges by reason of his having some connection with the Kingdom of Norway other than the mere holding of the Note or Coupon; or

(c) as a result of any FATCA Withholding.

5. The Conditions shall apply, where the context so admits, with any necessary consequential modifications, to the Guarantor and to its obligations under this Deed. For the avoidance of doubt:

(a) in Condition 2 (Status) the payment obligations shall include those of the Guarantor under this Deed;

(b) Condition 6(h) (Purchases) shall apply, mutatis mutandis, to the Guarantor and any Notes so purchased shall not entitle the holder to vote at, or attend, or be counted towards the quorum at meetings of the Noteholders for such Notes;

(c) Condition 9 (Events of Default):

(i) references to the Issuer in subclause (d) (Winding-up), shall include a reference to the Guarantor;

(ii) there shall be an additional Event of Default if the Substitute ceases to be wholly owned and controlled by the Guarantor; and

(iii) there shall be an additional Event of Default if the obligations of the Guarantor under this Deed are not (or are claimed by the Guarantor not to be) in full force and effect; and

(iv) in Condition 14 (Meetings of Noteholders, Modification and Waiver) an extra category shall be added to the proposals for which a special quorum is required, namely a proposal to modify or cancel the obligations of the Guarantor under this Deed.

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6. The Substitute agrees to indemnify each Noteholder and Couponholder against (A) any tax, duty, assessment or governmental charge which is imposed on such Holder by (or by any authority in or of) the jurisdiction of the country of residence of the Substitute for tax purposes and/or, if different, of its incorporation with respect to any Note or Coupon and which would not have been so imposed had the substitution not been made and (B) any tax, duty, assessment or governmental charge, and any cost or expense, relating to the substitution.

7. The Substitute and the Guarantor agree that the benefit of the undertakings and the covenants binding upon them contained in this Deed shall be for the benefit of each and every Noteholder and Couponholder and each Noteholder and Couponholder shall be entitled severally to enforce such obligations against the Substitute and the Guarantor.

8. This Deed shall be deposited with and held to the exclusion of the Substitute and the Guarantor by the Agent at its specified office for the time being under the Conditions and the Substitute and the Guarantor hereby acknowledge the right of every Noteholder to production of this Deed and, upon request and payment of the expenses incurred in connection therewith, to the production of a copy hereof certified by the Agent to be a true and complete copy.

9. This Deed may only be amended in the same way as the other Conditions are capable of amendment under Schedule 4 of the Agency Agreement and any such amendment of this Deed will constitute one of the proposals specified in Condition 14 to which special quorum provisions apply.

10. The Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

11. The Courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and accordingly any legal action or proceedings arising out of or in connection with this Deed (Proceedings) may be brought in such courts. Each of the Substitute and the Guarantor irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each Holder and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

12. No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

13. Each of the Substitute and the Guarantor irrevocably appoints [     ] of [     ] as its agent in England to receive service of process in respect of any Proceedings in England. If for any reason it does not have such an agent for service of process, the Substitute or the Guarantor, as the case may be, will promptly appoint a substitute process agent and notify the Noteholders of such appointment in accordance with the Conditions. Nothing herein shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Deed has been executed as a deed poll on the date stated at the beginning.

EXECUTED as a DEED under seal	)
by [Existing Issuer] and signed	)
and delivered as a deed on its	)
behalf by	)
in the presence of:	)

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Witness:

Name:

Address:

EXECUTED as a DEED under seal	)
by [Substitute] and signed	)
and delivered as a deed on its	)
behalf by	)
in the presence of:	)

Witness:

Name:

Address:

EXECUTED as a DEED under seal	)
by EQUINOR ENERGY AS	)
and signed	)
and delivered as a deed on its	)
behalf by	)
in the presence of:	)

Witness:

Name:

Address:

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SCHEDULE 7

FORM OF ISSUER – ICSDs AGREEMENT

Agreement to be sent to both:

Euroclear Bank SA/NV New Issues Department 1 Boulevard du Roi Albert II B-1210 Brussels, Belgium newissues.issuerageement@euroclear.com Fax: +32 (0) 2 224 1421	and	Clearstream Banking SA New Issues Department 42 Avenue J.F. Kennedy L-1855 Luxembourg issueragreements@clearstream.com Fax: +44 (0)207 862 7005

PROGRAMME FORM

AGREEMENT ENTERED INTO THIS 10 MAY, OF 2019, AMONG:

Name of issuer:        Equinor ASA

Address of issuer:    Forusbeen 50, N-4035 Stavanger, Norway (the Issuer); and

Euroclear Bank SA/NV of 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium and Clearstream Banking SA of 42 Avenue J.F. Kennedy, L-1855 Luxembourg (each a Relevant Clearing System).

Subject: Acceptance of:

Programme Name: Equinor ASA €20,000,000,000 Euro Medium Term Note Programme

Programme Number: 4138

This agreement sets forth the understanding of the parties with respect to securities to be issued, as applicable, in (i) bearer New Global Note form (NGN Securities) or (ii) registered form under the New Safekeeping Structure (NSS Securities) under the above-captioned programme (the Securities) that the Issuer may request be made eligible for settlement with Euroclear Bank SA/NV and Clearstream Banking SA (the ICSDs).

In order to allow the ICSDs to accept the Securities as eligible for settlement with the ICSDs and to properly service the Securities, the Issuer hereby represents and warrants to the ICSDs that in all matters relating to the Securities it will, and it will require any agent appointed by it to, comply with the requirements for the Securities set out herein.

1. The ICSDs hereby agree that:

(a) with respect to the issue outstanding amount (IOA) of the Securities, each of them will (in the case of NGN Securities) maintain their respective portion of the IOA through their records; will (in the case of NSS Securities) reflect through their records their respective portion of the IOA as maintained by the NSS securities' register; will undertake daily reconciliations of such amounts with each other; and will ensure on a daily basis that the aggregate total of their respective records matches the IOA;

(b) each of them will promptly update their records to reflect the discharge of the Issuer's obligations with respect to the Securities upon the receipt of (i) a redemption payment as required pursuant to the terms of the Securities; and (ii) a confirmation from the Issuer or its agent of a mark-up (that is,

0010155-0002840 ICM:32405037.8	95

increase) or mark-down (that is, decrease) of the IOA of the Securities; in doing so, each ICSD will consult with the other to ensure that the aggregate of the amounts so updated by them is equal to the total mark-up or mark-down notified to them;

(c) each of them will, or will require any agent appointed by it to, provide the necessary information to the Issuer's agents to enable the Issuer's agents to comply with 2(c) below; and

(d) each of them confirms that, upon the Issuer’s request, it will produce for the Issuer’s use a statement showing the sum of the total nominal amount of its customer holdings for the Securities as of a specified date.

2. The Issuer must procure that, in relation to any Securities:

(a) it or its agents will inform the ICSDs (through the common service provider appointed by the ICSDs to service the Securities (the CSP)) of the initial IOA for such Securities on or prior to the applicable closing date;

(b) if any event occurs that requires a mark-up or mark-down of the records that an ICSD holds for its customers to reflect such customers’ interest in such Securities, one of its agents will promptly provide details of the amount of such mark-up or mark-down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of such NGN Securities in the records of the ICSDs, or the records of the ICSDs reflecting the IOA of such NSS Securities, remain(s) at all times accurate;

(c) it or its agents will at least monthly perform a reconciliation process with the ICSDs (through the CSP) with respect to the IOA for such Securities and will promptly inform the ICSDs (through the CSP) of any discrepancies;

(d) it or its agents will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of such NGN Securities or in the records reflecting the IOA of such NSS Securities;

(e) it or its agents will promptly provide to the ICSDs (through the CSP) details of all amounts paid under the Securities (or, where the Securities provide for delivery of assets other than cash, of the assets so delivered);

(f) it or its agents will promptly provide to the ICSDs (through the CSP) any changes to the Securities that will affect the amount of, or date for, any payment due under such Securities;

(g) it or its agents will promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Securities;

(h) its agents will promptly pass on to it all communications they receive from the ICSDs directly or through the CSP relating to the Securities; and

(i) its agents will promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Securities when due.

The Issuer’s obligations under this Agreement will be discharged if it includes provisions substantially to the effect set out in the paragraph above in any agreement it has with its agents. The Issuer agrees that the ICSDs may rely on communication from its agents as if such communication was received directly from the Issuer.

3. This Agreement is not intended to create and does not create any relationship of agency between the parties to it.

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4. This Agreement is governed by the law of the jurisdiction marked on Schedule 1.

Signed on behalf of:

Equinor ASA

By:
(Signature of Authorised Officer of Issuer or agent with Authorisation of Issuer)

Name of Signatory:

On behalf of Euroclear Bank SA/NV	On behalf of Clearstream Banking, société anonyme
____/s/Stéphane Bernard	____/s/Berthold Kracke
Stéphane Bernard, Managing Director, Head of Asset Servicing & Transaction Operations & Client Services	Berthold Kracke, Member of Executive Board

On behalf of Euroclear Bank SA/NV	On behalf of Clearstream Banking, société anonyme
____/s/Laurence Van Der Haegen	____/s/Marc Kieffer
Laurence Van Der Haegen, Head of Department New Issues	Marc Kieffer, Executive Vice President, Issuance & Distribution Services

0010155-0002840 ICM:32405037.8	97

Schedule 1
You can specify one jurisdiction only
Austria		Latvia
Belgium		Liechtenstein
Canada		Lithuania
Cyprus		Luxembourg
Czech Republic		Malta
Denmark		Netherlands
England & Wales	X	Norway
Estonia		Poland
Finland		Portugal
France		Scotland
Germany		Slovakia
Greece		Slovenia
Hungary		Spain
Iceland		Switzerland
Ireland		Sweden
Italy		U.S.A. - New York
Japan		- Other State
(Name of Other State)

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SCHEDULE 8

ADDITIONAL DUTIES OF THE AGENT

In relation to each Series of Notes that are NGNs, the Agent will comply with the following provisions:

1. The Agent will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for each Tranche on or prior to the relevant Issue Date.

2. If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers' interest in the Notes, the Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3. The Agent will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4. The Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5. The Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6. The Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7. The Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8. The Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

The Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

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SIGNATORIES

The Issuer
EQUINOR ASA
By: ____/s/ Morten Færevåg

The Guarantor
EQUINOR ENERGY AS
By: ____/s/ Morten Færevåg

The Agent
THE BANK OF NEW YORK MELLON
By: Anthony Edet

The other Paying Agent
THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH
All communications c/o the Agent
By: Anthony Edet

[Signature page to Amended and Restated Agency Agreement]

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APPENDIX 1

FORM OF CALCULATION AGENCY AGREEMENT

DRAFT

CALCULATION AGENCY AGREEMENT

[     ]

EQUINOR ASA
as Issuer

and

[EQUINOR ENERGY AS

as Guarantor]

€20,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

0010155-0002840 ICM:32405037.8	101

0010155-0002840 ICM:32405037.8	102

CALCULATION AGENCY AGREEMENT

in respect of the
EQUINOR ASA €20,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on [     ]

BETWEEN:

(1) EQUINOR ASA of Forusbeen 50, N-4035 Stavanger, Norway (the Issuer);

(2) [EQUINOR ENERGY AS of Forusbeen 50, N-4035 Stavanger, Norway (the Guarantor)]; and

(3) [         ] of [         ] (the Calculation Agent, which expression shall include its successor or successors for the time being as calculation agent hereunder).

WHEREAS:

(A) The Issuer has entered into an amended and restated Programme Agreement with the Dealers named therein dated [•] May 2019 under which the Issuer may issue Euro Medium Term Notes (Notes) with an aggregate nominal amount of up to €20,000,000,000 (or its equivalent in other currencies).

(B) The Notes will be issued subject to and with the benefit of an amended and restated Agency Agreement (the Agency Agreement) dated [•] May 2019 and entered into between the Issuer, The Bank of New York Mellon as Agent (the Agent which expression shall include its successor or successors for the time being under the Agency Agreement) and the other parties named therein.

NOW IT IS HEREBY AGREED that:

1. APPOINTMENT OF THE CALCULATION AGENT

The Issuer hereby appoints [               ] as Calculation Agent in respect of each Series of Notes described in the Schedule hereto (the Relevant Notes) for the purposes set out in clause 2 below, all upon the provisions hereinafter set out. The agreement of the parties hereto that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule hereto.

2. DUTIES OF CALCULATION AGENT

The Calculation Agent shall in relation to each Series of Relevant Notes perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the Conditions) including endorsing the Schedule hereto appropriately in relation to each Series of Relevant Notes. In addition, the Calculation Agent agrees that it will provide a copy of all calculations made by it which affect the nominal amount outstanding of any Relevant Notes which are identified on the Schedule as being NGNs to The Bank of New York Mellon to the contact details set out on the signature page hereof.

3. EXPENSES

[To be agreed at the time of appointment.]

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4. INDEMNITY

4.1 The Issuer shall indemnify (and failing the Issuer so indemnifying, the Guarantor agrees so to indemnify) the Calculation Agent against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against the Calculation Agent as a result of or in connection with its appointment or the exercise of its powers and duties hereunder except such as may result from its own default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

4.2 The Calculation Agent shall indemnify the Issuer and the Guarantor against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer may incur or which may be made against the Issuer as a result of the breach by the Calculation Agent of the terms of this Agreement or its default, negligence or bad faith or that of its officers, directors or employees.

5. CONDITIONS OF APPOINTMENT

5.1 In acting hereunder and in connection with the Relevant Notes, the Calculation Agent shall act solely as agent of the Issuer [and the Guarantor] and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the coupons (if any) appertaining thereto (the Coupons).

5.2 In relation to each issue of Relevant Notes the Calculation Agent hereby undertakes to the Issuer to perform such obligations and duties, and shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Relevant Notes against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

5.3 The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

5.4 The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer [or the Guarantor] or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer [or the Guarantor].

5.5 The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Notes or Coupons (if any) with the same rights that it or he would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer [or the Guarantor] and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons (if any) or in connection with any other obligations of the Issuer [or the Guarantor] as freely as if the Calculation Agent were not appointed hereunder.

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6. TERMINATION OF APPOINTMENT

6.1 The Issuer [or the Guarantor] may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days' prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:

(a) such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes; and

(b) notice shall be given in accordance with the Conditions, to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.

6.2 Notwithstanding the provisions of subclause 6.1 above, if at any time:

(a) the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b) the Calculation Agent fails duly to perform any function or duty imposed upon it by the Conditions and this Agreement,

the Issuer [and the Guarantor] may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes, in accordance with the Conditions as soon as practicable thereafter.

6.3 The termination of the appointment pursuant to subclause 6.1 or 6.2 above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

6.4 The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer [and the Guarantor] at least 90 days' prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice thereof to the holders of the Relevant Notes, in accordance with the Conditions.

6.5 Notwithstanding the provisions of subclauses 6.1, 6.2 and 6.4 above, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer [and the Guarantor] or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The Issuer [and the Guarantor] agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under subclause 6.1 or 6.4, the Issuer [and the Guarantor] has not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Issuer to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Issuer [and the Guarantor] shall approve (such approval not to be unreasonably withheld or delayed).

6.6 Upon its appointment becoming effective, a successor Calculation Agent shall without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties

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and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

6.7 If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuer [and the Guarantor] or by the resignation of the Calculation Agent), the Calculation Agent shall, on the date on which such termination becomes effective, deliver to the successor Calculation Agent any records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

6.8 Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuer and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer and the Agent.

6.9 Upon giving notice of the intended termination of the appointment of the Calculation Agent, the Issuer shall use all reasonable endeavours to appoint a further financial institution of good standing as successor Calculation Agent.

7. NOTICES

Any notice or communication given hereunder shall be sufficiently given or served:

(a) if delivered in person to the relevant address specified on the signature pages hereof or such other address as may be notified by the recipients in accordance with this clause and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b) if sent by facsimile to the relevant number specified on the signature pages hereof or such other address as may be notified by the recipients in accordance with this clause and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed when an acknowledgement of receipt is received.

Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

8. GENERAL

8.1 The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

8.2 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

8.3 If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality

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or enforceability under the law of that jurisdiction of any other provision in or obligation under this Agreement, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement

[Consider whether contractual recognition language (pursuant to Article 55 of the EU Bank Recovery and Resolution Directive) is required to be included in the case of instruments to be issued on or after a United Kingdom departure from the European Union.]

9. CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

10. GOVERNING LAW AND SUBMISSION TO JURISDICTION

10.1 This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

10.2 The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) and accordingly any legal action or proceedings arising out of or in connection with this Agreement (Proceedings) (including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Agreement) may be brought in such courts. The Issuer [and the Guarantor each] irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in any such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Calculation Agent and shall not limit its right to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

10.3 The Issuer [and the Guarantor each] irrevocably appoints Equinor UK Limited (whose offices are at the date of this Agreement at One Kingdom Street, Paddington Central, London W2 6BD) as its agent for service of process in respect of any Proceedings in England. If for any reason such agent shall cease to be such agent for service of process, the Issuer shall forthwith, on request of the Calculation Agent, appoint a new agent for service of process in England and deliver to the Calculation Agent a copy of the new agent's acceptance of that appointment within 30 days. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

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SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

Series number	Issue Date	Maturity Date	Title and Nominal Amount	NGN [Yes/No]	Annotation by Calculation Agent/Issuer

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SIGNATORIES

EQUINOR ASA Forusbeen 50 N-4035 Stavanger Norway Telefax No: + 47 51 99 90 17 Attention: Compliance Officer, Group Finance

By:

[EQUINOR ENERGY AS Forusbeen 50 N-4035 Stavanger Norway Telefax No: + 47 51 99 90 17 Attention: Compliance Officer, Group Finance

By: ]

[Name of Calculation Agent] [Address of Calculation Agent] Telefax No: [ ] Attention: [ ]

By:

Contact Details

THE BANK OF NEW YORK MELLON One Canada Square London E14 5AL Attention: Corporate Trust Administration EQUINOR ASA Email: corpsov4@bnymellon.com Copy to Fax: +44 207 964 2536

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